EXPLORATION OPTION
                      AND OPERATING JOINT VENTURE AGREEMENT
                    MADE AS OF THE 16th DAY OF DECEMBER, 1998



                                     BETWEEN




             PHELPS DODGE CORPORATION OF CANADA, LIMITED (Optionor)


                                       and


                      URANIUM POWER CORPORATION (Optionee)










                          ATHABASCA BASIN, SASKATCHEWAN
                                   PROPERTIES

                                TABLE OF CONTENTS
                                                                        PAGE NO.

ARTICLE I
     DEFINITIONS.............................................................. 1

ARTICLE II
     PRINCIPLES OF INTERPRETATION
     2.1  Principles of Interpretation........................................ 5
     2.2  Schedules .......................................................... 5
     2.3  Operation of Parts.................................................. 5

ARTICLE III
     REPRESENTATIONS, WARRANTIES AND COVENANTS
     3.1  Capacity............................................................ 6
     3.2  Liens and Encumbrances.............................................. 6
     3.3  Representations, Warranties and Covenants of PDC.................... 6
     3.4  Representations, Warranties and Covenants of UPC.................... 7
     3.5  Materiality of Representations and Covenants ....................... 8
     3.6  Disclosures ........................................................ 8
     3.7  Survival ........................................................... 9
     3.8  Indemnities/Limitation of Liability ................................ 9

PART I - THE OPTION PERIOD AND THE EARN BACK OPTION PERIOD

ARTICLE IV
     SCOPE AND MAINTENANCE OF OPTION
     4.1  Grant of Options and Rights ........................................ 9
     4.2  Commitments of Optionee ............................................10
     4.3  Requirements to Maintain and Exercise the Option ...................10
     4.4  Exercise of the Option .............................................12
     4.5  Abandonment of All Rights and Options ..............................12
     4.6  Notice of Default ..................................................12
     4.7  Conduct of Optionee ................................................13
     4.8  Transfer of Title ..................................................13
     4.9  Royalty ............................................................13

ARTICLE V
     SCOPE AND MAINTENANCE OF EARN BACK OPTION
     5.1  Grant of Options and Rights ........................................13
     5.2  Commitments of PDC .................................................14
     5.3  Requirements to Maintain and Exercise the Earn Back Option .........15
     5.4  Exercise of the Earn Back Option ...................................16
     5.5  Abandonment of All Rights and Options ..............................16
     5.6  Notice of Default ..................................................16
     5.7  Conduct of PDC .....................................................17
     5.8  Transfer of Title ..................................................17
     5.9  Royalty Suspended ..................................................17

PART II - THE JOINT VENTURE

ARTICLE VI
     NATURE OF RELATIONSHIP
     6.1  Formation of Joint Venture and Appointment of Operator .............17
     6.2  Purposes ...........................................................17
     6.3  Limitation .........................................................18
     6.4  Effective Date and Term ............................................18

ARTICLE VII
     CONTRIBUTIONS BY PARTIES
     7.1  Deemed Initial Contributions .......................................18
     7.2  Disregard of Other Expenses ........................................18
     7.3  Additional Cash Contributions ......................................18

ARTICLE VIII
     INTERESTS OF PARTIES
     8.1  Initial Participating Interests ....................................18
     8.2  Changes in Participating Interests .................................18
     8.3  Voluntary Non-Participation ........................................19
     8.4  Default in Making Contributions ....................................20
     8.5  Elimination of Minority Interest ...................................21
     8.6  Continuing Liabilities Upon Adjustments of Participating Interests..22
     8.7  Recording of Participating Interests and Changes ...................22

ARTICLE IX
     MANAGEMENT COMMITTEE
     9.1  Organization and Composition .......................................22
     9.2  Decisions ..........................................................22
     9.3  Meetings ...........................................................23
     9.4  Action By Telephone Meeting ........................................24

ARTICLE X
     OPERATOR
     10.1  Appointment .......................................................24
     10.2  Powers and Duties of Operator .....................................24
     10.3  Standard of Care ..................................................26
     10.4  Resignation and Deemed Offer to Resign ............................27
     10.5  Payments to Operator ..............................................27
     10.6  Transactions With Affiliates ......................................27
     10.7  Activities During Deadlock ........................................27

ARTICLE XI
     PROGRAMS AND BUDGETS
     11.1  Operations Pursuant to Programs and Budgets .......................28
     11.2  Types of Programs .................................................28
     11.3  Preparation, Presentation and Content of Programs and Budgets .....28
     11.4  Submittal and Approval of Proposed Programs and Budgets ...........29
     11.5  Election to Participate ...........................................30
     11.6  Participation in Subsequent Programs ..............................31
     11.7  Budget Overruns and Program Changes ...............................31
     11.8  Emergency or Unexpected Expenditures ..............................31

ARTICLE XII
     ACCOUNTS AND SETTLEMENTS
     12.1  Monthly Statements ................................................31
     12.2  Cash Calls ........................................................31
     12.3  Failure to Meet Cash Calls ........................................31
     12.4  Audits ............................................................32

ARTICLE XIII
     DISPOSITION OF PRODUCTION
     13.1  Taking in Kind ....................................................32
     13.2  Failure to Take in Kind ...........................................32
     13.3  Hedging ...........................................................32

ARTICLE XIV
     WITHDRAWAL AND TERMINATION
     14.1  Termination by Expiration or Agreement ............................32
     14.2  Withdrawal and Other Events of Termination ........................32
     14.3  Continuing Obligations ............................................33
     14.4  Disposition of Assets on Termination ..............................34
     14.5  Right to Data After Termination ...................................34
     14.6  Continuing Authority ..............................................34

ARTICLE XV
     ABANDONMENT AND SURRENDER OF PROPERTIES
     15.1  Surrender or Abandonment of Property ..............................34
     15.2  Reacquisition .....................................................35

PART III - PROVISIONS APPLICABLE TO PARTS I AND II

ARTICLE XVI
     TRANSFER OF INTEREST
     16.1  Transfers Generally ...............................................35
     16.2  Limitations on Free Transferability ...............................35
     16.3  Preemptive Right ..................................................36
     16.4  Exceptions to Preemptive Right ....................................37
     16.5  Compulsory Acquisition Option on Bankruptcy .......................37
     16.6  Buy-Out Right on Royalty ..........................................38
     16.7  Registration ......................................................38

ARTICLE XVII
     CONFIDENTIALITY
     17.1  General ...........................................................38
     17.2  Exceptions ........................................................38
     17.3  Duration of Confidentiality .......................................39
     17.4  Internal Proprietary Information ..................................39
     17.5  Public Announcements ..............................................39
     17.6  Parties' Information ..............................................39

ARTICLE XVIII
     TAX DEDUCTIONS AND CERTIFICATES
     18.1  Deductions ........................................................40
     18.2  Certificates ......................................................40
     18.3  GST Election ......................................................40

ARTICLE XIX
     GENERAL PROVISIONS
     19.1  Notices ...........................................................40
     19.2  Waiver ............................................................41
     19.3  Modification ......................................................41
     19.4  Force Majeure .....................................................41
     19.5  Governing Law .....................................................42
     19.6  Further Assurances ................................................42
     19.7  Survival of Terms and Conditions ..................................42
     19.8  Entire Agreement ..................................................42
     19.9  Successors and Assigns ............................................42
     19.10 Severability ......................................................42
     19.11 No Partnership ....................................................42
     19.12 Further Ground Within Area of Interest and Other Business
           Opportunities .....................................................43
     19.13 Waiver of Rights of Partition and Sale ............................44
     19.14 Transfer or Termination of Rights to Properties ...................44
     19.15 Implied Covenants .................................................44
     19.16 Employees .........................................................44
     19.17 Expense and Commissions ...........................................44
     19.18 Counterparts ......................................................44
     19.19 Rule Against Perpetuities .........................................44
     19.20 Payment of Royalties ..............................................45
     19.21 Arbitration of Disputes ...........................................45


SCHEDULES

        Schedule A   - Part 1     Property List - Saskatchewan Properties

        Schedule A   - Part 2     Location Map

        Schedule B   -            Initial Program and Expenditures

        Schedule C   -            Accounting Procedure

        Schedule D   -            Definition, Calculation and Payment of Royalty

        Schedule E   -            Definition of Feasibility Study

        Schedule F   -            Insurance

                 EXPLORATION OPTION AND OPERATING JOINT VENTURE


     This Agreement is dated to be effective as of December 16, 1998, between PHELPS DODGE CORPORATION OF CANADA, LIMITED, a corporation governed by the laws of Delaware ("PDC" or "Optionor"), and URANIUM POWER CORPORATION, a corporation governed by the laws of Colorado ("UPC" or "Optionee").

                                    WHEREAS:

     A. PDC owns a 100% beneficial interest in the rights to explore and mine identified in Parts 1 and 2 of Schedule A and defined in Article I as the "Properties";

     B. Subject to the terms and provisions of Article IV of this Agreement, UPC will fund an initial program of Expenditures (as herein defined) aggregating not less than $500,000 on the Properties by December 31, 1999 and may thereafter spend an additional $2,500,000 in exploration on the Properties on or before December 31, 2002 to earn an undivided 100% participating and ownership interest in the Properties, subject to a royalty interest;

     C. PDC will have an option to earn back a 35% participating and ownership interest in the Properties by incurring certain expenditures as set out herein and, subject to the fulfilment of the other requirements of Article V of this Agreement, PDC and UPC will form an operating joint venture as set forth in Part II of this Agreement, all on the terms and conditions hereinafter set forth; and

     D. PDC desires to dedicate its interest in the Properties to the purposes of this Agreement.

     IN CONSIDERATION OF the mutual promises set forth below, PDC and UPC agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     1.1 Definitions - As used in this Agreement and any schedules hereto, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the meanings set out below:

"Accounting Procedure" means the procedures set forth in Schedule C.

"Additional Rights" means any right to explore or mine or both any part of which is located within the Area of Interest and which has been offered to or acquired by a Party and which has been offered by that Party and accepted by the other Party to continue subject to the terms of this Agreement.

"Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly has a Control Interest, is under common control with or is controlled by a Party or another Affiliate.

"Agreement" means this Exploration Option and Operating Joint Venture Agreement and all attached Schedules and all instruments supplemental to or in amendment or confirmation of this Agreement; and references to Parts, Articles, Sections or subsections are to the specified Parts, Articles, Sections or subsections of this Agreement.

"Area of Interest" means the area of land within the configuration on the ground formed by extending outward the outer boundaries of each of the Properties two kilometres in perpendicular distance and then extending lengthwise those extended boundary lines until they first meet the extension of another extended boundary line. For purposes of this definition "Properties" are the Properties as they exist as at the Effective Date, and the boundaries of the Area of Interest shall be unaffected by acquisition or surrenders of parts of the Properties or Additional Rights during the term of this Agreement.

"Assets" means the Properties, the Surface Rights, Products and all other real and personal property, tangible and intangible, including, without limitation, rights under agreements with federal, provincial or local governments relating to the Properties and the Mine and Plant if Mining occurs, held for the benefit of the Parties hereunder.

"Atomic Energy Control Act" means the Atomic Energy Control Act (Canada) and all regulations thereunder, in force on the date this agreement is entered into, together with all amendments enacted thereto from time to time.

"Budget" means a detailed estimate of all costs to be incurred by the Parties with respect to a Program and a schedule of cash advances to be made by the Parties.

"Business Day" means a day, other than a Saturday or Sunday, on which the principal commercial banks located at Toronto, Ontario are open for business during normal banking hours.

"Continuing Obligation" means an obligation or responsibility that is reasonably expected to continue or arise after Operations on a particular area of the Properties has ceased or is suspended, such as future monitoring, stabilization, reclamation or restoration requirements under Laws, or under the terms of the forms of tenure under which the Properties are held.

"Continuing Party" means a party that has a Participating Interest or has acquired all or any part of the Participating Interest of a Party pursuant to this Agreement.

"Control Interest" means an interest which allows the holder to direct or cause the direction of the management and policies of a Party or Affiliate through the legal or beneficial ownership of voting securities, the right to appoint directors or management, contract, voting trust, or otherwise.

"Development" means preparation for the removal and recovery of Products, including definition drilling, test mining, mine feasibility studies, and other such work.

"Development Program" means that type of Program defined in Section 11.2(b).

"Earn Back Option" has the meaning given to it in Subsection 5.1(c).

"Effective Date" means the date set forth at the beginning of this Agreement.

"Effective Joint Venture Date" has the meaning set forth in Section 6.4.

"Expenditures" for all purposes of this Agreement means all moneys expended in connection with the Properties by a Party authorized to do so by the terms of this Agreement (an "Authorized Party") in prospecting, exploration, development, preproduction, mining and processing work on or in connection with the
Properties  or  any  part  of  them.  Without  limiting  the  generality  of the foregoing, Expenditures shall include all direct and indirect charges as described in Sections II and III of the Accounting Procedure and shall include moneys spent by an Authorized Party in acquiring and maintaining Surface Rights, in constructing, maintaining and operating roads, trails and bridges upon or across the Properties or other lands for the purpose of having convenient access to the Properties; and in mining, prospecting, exploring, developing, de-watering, sampling, examining, diamond drilling, testing and metallurgical work of all types; for geophysical, geological and other surveys; reasonable costs and expenses connected with feasibility studies (whether prepared by persons who are associated with a Party or on an arm's length basis) and for buildings, equipment, plant and supplies for the Properties including reasonable supervision, office and travelling expenses, workers' compensation assessments, unemployment insurance premiums, fire insurance premiums, taxes, rents, license fees and all other payments necessary to keep the Properties in good standing; and all other expenses ordinarily incurred in exploring, developing and operating a mining property, including an indirect charge for administration and overhead in accordance with the Accounting Procedure. The certificate of an officer of the Authorized Party which has incurred Expenditures in connection with the Properties shall be accepted as prima facie evidence of the making of Expenditures. Except as provided in this Agreement, the other Party shall be given access to the documentation used by the Authorized Party to certify Expenditures and shall be entitled at its own cost and expense to audit the amount of Expenditures certified to by the Authorized Party.

"Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products including such things as drilling, geophysics and geochemistry.

"Exploration Program" means a Program as defined in Subsection 11.2(a).

"Feasibility Study" means a written report which satisfies the criteria set forth in Schedule E and a "Favourable Feasibility Study" shall be such a Feasibility Study that recommends all or part of the Properties be brought into production.

"Initial Contribution" means the contribution that each Party is deemed to have made on the formation of the Joint Venture as described in Section 6.1(a).

"Initial Program" means the initial program of Exploration with Expenditures of not less than $500,000 which is to be completed by not later than December 31, 1999, substantially as set out in Schedule B.

"Joint Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Parties after Part II comes into effect.

"Joint Venture" means the operating joint venture with respect to the Properties established between Optionor and Optionee under Article VI.

"Law" or  "Laws"  means  all  applicable  federal,  provincial  and  local  laws
(statutory or common), rules, ordinances, regulations, orders, directives, standards, judgments, and decrees, and agreements with government departments or agencies thereof, if any, whether legislative, administrative or judicial in nature, including without limitation, the Mineral Act and the Atomic Energy Control Act.

"Management  Committee" means the committee  established  under Article IX after
Part II comes into effect.

"Mine and Plant" means the facilities constructed and equipment and supplies purchased in accordance with the Mining Program and Budget and any approved expansion or modification Mining Programs and Budgets.

"Mineral Act" means The Crown Minerals Act (Saskatchewan) and The Mineral Disposition Regulations thereunder in force on the date this Agreement is entered into, together with all amendments enacted thereto from time to time.

"Mining" means the mining, extracting, producing, handling, milling or other processing of Products.

"Mining Program" means the type of Program defined in Section 11.2(c).

"Non-Operator" means the Party that is not the Operator.

"Operations" means the activities carried out under this Agreement after Part II comes into effect.

"Operator" means the person or entity appointed under Article X to manage Operations, or any successor Operator after Part II comes into effect.

"Option" shall have the meaning given to it in Subsection 4.1(c).

"Party" and "Parties" means, initially, PDC and UPC, and thereafter the persons or entities, that from time to time before Part II comes into effect have the option rights under Part I, and after Part II comes into effect means only PDC and UPC or the persons or entities as successors to PDC and UPC who have Participating Interests acquired pursuant to the provisions of this Agreement.

"Participating Interest" means the percentage interest representing the ownership interest, as a tenant in common with the other Party, of a Party who is not a Royalty Holder in the Assets, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%). Decimals of .005 or more shall be rounded up to .01, decimals of less than .005 shall be rounded down. The initial Participating Interests of the Parties upon the formation of the Joint Venture are set forth in Section 8.1.

"Prime Rate" means, at any time, the rate of interest expressed as an annual rate, established by The Toronto-Dominion Bank at its main office in Toronto, Ontario as its reference rate of interest to determine the interest rates it will charge for loans in Canadian dollars to Canadian customers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to its borrowers or any other person.

"Products" means all ores, minerals and mineral resources and by-products thereof produced under this Agreement, including, without limitation, Uranium-bearing Products, By-Products and Other Mineral Products, as such terms are defined in Schedule D.

"Program" means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Operator for a year or any longer period after Part II comes into effect.

"Properties" means the rights and obligations in respect of the rights to explore and mine the properties identified in Schedule A, which are held subject to this Agreement, as well as the Mineral Act, the Atomic Energy Control Act, or other Laws, as applicable, together with any and all successor rights, titles and interests issued pursuant to such rights.

"Representative" shall have the meaning given to it in Section 9.1.

"Rights and Options" means any or all of the rights and options granted to the Optionee pursuant to this Agreement and more particularly described in Article IV.

"Royalty" means the vested royalty on Products produced from the Properties, which shall comprise an interest in, bind, run with and touch the Properties and the Products and be defined and payable as provided in Schedule D attached hereto.

"Royalty Holder" means a Party entitled to receive a Royalty.

"Separate Mining Program" means a Program as defined in Subsection 11.4(e).

"Surface Rights" means any ownership of or rights to enter, use and occupy the surface area of the lands described by the Properties or other surface areas useful in connection with activities under this Agreement and held from time to time hereunder.

"Tax Act" means the Income Tax Act (Canada), as amended.

"Transfer" means sell, grant, assign, arrange for substitute performance by an Affiliate or third party, encumber, pledge or otherwise convey, commit or dispose of and the word used as a noun shall have a corresponding meaning.


                                   ARTICLE II
                          PRINCIPLES OF INTERPRETATION

     2.1 Principles of Interpretation - In this Agreement and the Schedules:

     (a) time is of the essence in the performance of the Parties' respective obligations; provided, however, that should the Parties set new times for the performance of any of their obligations time shall again be of the essence in respect of such new times;

     (b) unless otherwise specified, all references to money amounts are to Canadian currency;

     (c) the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement or a Schedule to such person or persons or circumstances as the context otherwise permits;

     (d) the descriptive headings of Parts, Articles, Sections and subsections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of content and shall not be used to interpret the provisions of this Agreement;

     (e) unless otherwise specified, any time period within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day;

     (f) whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following; and

     (g) whenever the phrase "to the best of its knowledge" is used, such phrase shall be interpreted to mean to the best of a Party's knowledge after reviewing all relevant records and making diligent inquiries regarding the relevant subject matter.

     2.2 Schedules - the Schedules annexed to this Agreement, as listed below, are an integral part of this Agreement:

     Title                        Description
     -----                        -----------

     Schedule A    -  Part 1      Property List - Saskatchewan Properties

     Schedule A    -  Part 2      Location Map

     Schedule B    -              Initial Program and Expenditures

     Schedule C    -              Accounting Procedure

     Schedule D    -              Definition, Calculation and Payment of Royalty

     Schedule E    -              Definition of Feasibility Study

     Schedule F    -              Insurance

     2.3 Operation of Parts - On execution and delivery of this Agreement, it is agreed that Articles I, II, III and IV and Parts I and III shall be operative and that Part II shall only be operative upon the occurrence of certain events as stated therein.

                                  ARTICLE III
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1 Capacity - Each of the Parties represents and warrants to the other as follows:

     (a) that it is a corporation existing and in good standing under the laws of its governing jurisdiction and that it is qualified to do business and is in good standing in the Province of Saskatchewan and in all jurisdictions where it carries on its business;

     (b) that it has the capacity to enter into and perform its obligations under this Agreement, no shareholder actions are required on its part to authorize the transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform its obligations under this Agreement have been properly taken;

     (c) that it will not breach any other agreement or instrument by entering into or performing under this Agreement; and

     (d) that this Agreement has been duly executed and delivered by it and is valid, binding and enforceable against it in accordance with its terms, subject only to the qualifications that enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors' rights generally; and (ii) equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction.

     3.2 Liens and Encumbrances - Except as specifically provided in Part II of this Agreement, UPC and PDC each covenants that it will not knowingly cause or permit any liens or encumbrances to be charged against the Properties.

     3.3 Representations, Warranties and Covenants of PDC - PDC represents, warrants, and covenants to Optionee that:

     (a) to the best of its knowledge, the information in Part 1 of Schedule A hereto relating to the Properties is true, complete and correct and accurately describes the area covered by the rights subject to this Agreement;

     (b) to the best of its knowledge, the Properties have been properly staked and recorded under the Mineral Act and are currently registered in the name of Nordland Exploration Ltd. as to a 100% undivided interest. For the portion of the Properties where the Surface Rights are not held in fee simple by Optionor, Optionee shall obtain from the appropriate Surface Rights holder or holders all necessary consents and approvals as to entry, use and occupation of the Surface Rights for the purpose of its activities hereunder and Optionor agrees to co-operate with Optionee in obtaining all such consents and approvals;

     (c) Optionor is the sole beneficial owner and has exclusive possession of the Properties and has complete authority to deal with the Properties, and, other than this Agreement and the letter agreement dated February 21, 1996 between PDC and Nordland Exploration Ltd., there are no other agreements affecting title to the Properties. Subject to Section 4.8 hereof, Optionor may at any time cause Nordland Exploration Ltd. to transfer registered title to the Properties into Optionor's name;

     (d) during the currency of this Agreement, without the prior written consent of Optionee, Optionor will not enter into new agreements or instruments, encumbering or affecting the Properties or amend or modify any that now exist;

     (e) none of the shareholders of Optionor are required to approve the execution and delivery of this Agreement and no stock exchange or other regulatory body having jurisdiction over Optionor is required to consent to or approve the execution and delivery of this Agreement or the performance of any of its terms;

     (f) except as noted in Subsection 3.3(b) above, the Properties are free of all liens, charges, encumbrances and instruments of any kind whatsoever, registered and unregistered, and Optionee has had access to examine copies of all title documents, plots and field notes of surveys and all data and information which Optionor has in its possession or under its control relating to the Properties, the mineral potential of, and access rights to, the Properties and Optionor is not aware of any pending or threatened actions or claims by third parties or government agencies for anything done or not done with respect to the Properties;

     (g) all municipal, provincial, territorial and federal taxes and levies of any kind whatsoever in respect of the ownership and use of all of the Properties which were due and payable as of the date of this Agreement or prior to such date have been paid and satisfied as of such date;

     (h) Optionor is a non-resident of Canada for purposes of Section 116 of the Tax Act;

     (i) there are no outstanding or pending, or to the best of the Optionor's knowledge, threatened, actions, suits or claims against or affecting the Properties that would have an adverse effect on the Properties;

     (j) conditions on and relating to the Properties with respect to all past and current operations thereon are in compliance with all Laws relating to environmental matters including, but not limited to, waste disposal and storage, and no part of the surface of the Properties has been used as a site for the disposal of any waste or has been contaminated with any toxic or harmful substance; and

     (k) there are no outstanding work orders or actions required to be taken relating to the rehabilitation, reclamation, abandonment, restoration or environmental matters in respect of the Properties or any operations thereon, nor has the Optionor received notice of any such work orders or actions and the Properties do not have any mine features or hazards, including but not limited to, openings, shafts, excavations, adits, buildings, structures, machinery, tailings, waste rock or any disturbances of the ground which create a hazard to the public safety or environment or any other mine hazards which have not been rehabilitated or restored in accordance with the Laws.

     Optionor agrees with Optionee that each of the foregoing representations, warranties and covenants are conditions to this Agreement inserted for the sole benefit of Optionee and that each such condition shall survive the execution and delivery of this Agreement and all transactions contemplated hereby.

     3.4 Representations, Warranties and Covenants of UPC - UPC represents, warrants and covenants to Optionor that:

     (a) during the currency of this Agreement, without the prior written consent of Optionor, UPC will not enter into new agreements or instruments encumbering or affecting the Properties or amend or modify any that now exist;

     (b) none of the shareholders of UPC and no stock exchange or other regulatory body having jurisdiction over UPC is required to consent to or approve the execution and delivery of this Agreement or the performance of any its terms;

     (c) UPC is a non-resident of Canada for purposes of Section 116 of the Tax Act;

     (d) UPC is capable of financing the $500,000 of Expenditures which it has committed to incur under the Initial Program and to assure PDC of that financial capability, UPC agrees to deliver to PDC on or before February 28, 1999 an irrevocable letter of credit from a Canadian chartered bank to the effect that, subject to extension by force majeure, UPC will complete $500,000 in
Expenditures on or before December 31, 1999 and if there is any shortfall in such Expenditures, such chartered bank will pay PDC the difference in cash;

     (e) If Optionor elects to exercise the Earn Back Option, Optionee shall be deemed to represent, warrant and covenant to and for the benefit of Optionor that:

          (i) Optionee is the sole beneficial and registered owner and has exclusive possession of the Properties and has complete authority to deal with the Properties, and, other than this Agreement, there are no other agreements affecting title to the Properties;

          (ii) during the currency of this Agreement, without the prior written consent of Optionor, Optionee will not enter into new agreements or instruments, encumbering or affecting the Properties or amend or modify any that now exist;

          (iii)all municipal, provincial, territorial and federal taxes and levies of any kind whatsoever in respect of the ownership and use of all of the Properties which were due and payable as of the date of this Agreement or prior to such date have been paid and satisfied as of such date;

          (iv) there are no outstanding or pending, or to the best of the Optionor's knowledge, threatened, actions, suits or claims against or affecting the Properties that would have an adverse effect on the Properties;

          (v) conditions on and relating to the Properties with respect to all past and current operations thereon are in compliance with all Laws relating to environmental matters including, but not limited to, waste disposal and storage, and no part of the surface of the Properties has been used as a site for the disposal of any waste or has been contaminated with any toxic or harmful substance; and

          (vi) there are no outstanding work orders or actions required to be taken relating to the rehabilitation, reclamation, abandonment, restoration or environmental matters in respect of the Properties or any operations thereon, nor has the Optionor received notice of same and the Properties do not have any mine features or hazards, including but not limited to, openings, shafts, excavations, adits, buildings, structures, machinery, tailings, waste rock or any disturbances of the ground which create a hazard to the public safety or environment or any other mine hazards which have not been rehabilitated or restored in accordance with the Laws.

     Optionee agrees with Optionor that each of the foregoing representations, warranties and covenants are conditions to this Agreement inserted for the sole benefit of Optionor and that each such condition shall survive the execution and delivery of this Agreement and all transactions contemplated hereby.

     3.5 Materiality of Representations and Covenants - All representations, warranties and covenants made in this Article III are material to this Agreement and the Parties' intent in entering into it.

     3.6 Disclosures - Each Party represents and warrants that it is unaware of any material facts or circumstances that have not been disclosed to the other Party and that should be disclosed to prevent the representations, warranties and covenants contained in this Article III from being misleading.

     3.7 Survival - All representations and warranties shall survive for a period of four (4) years from the date of this Agreement. Recovery for breach of such other representations and warranties by any Party shall be limited to the fair market value of the other Party's interest in the Assets or Royalty hereunder.

     3.8 Indemnities/Limitation of Liability.

     (a) Each Party shall indemnify the other Party, its officers, directors, agents, employees and its Affiliates (collectively, the "Indemnified Party") from and against any Material Loss. A "Material Loss" shall mean all costs, expenses, damages or liabilities, including attorneys' fees and other costs of litigation (including threatened or pending) arising out of or based on a breach by a Party ("Indemnifying Party") of any representation, warranty or covenant contained in this Agreement. A Material Loss shall be deemed to have occurred if, in the aggregate, an Indemnified Party incurs losses, costs, damages or liabilities in excess of five hundred dollars ($500.00) relating to the warranties, representations and covenants described in this Agreement.

     (b) If any claim or demand is asserted against an Indemnified Party in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Party. The Indemnifying Party shall have the right, by notifying the Indemnified Party within thirty (30) days after its receipt of the notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Party to participate, at the Indemnified Party's expense and with counsel of the Indemnified Party's choice) the defence, compromise or settlement of the matter. Any damages to the assets or business of the Indemnified Party caused by a failure by the Indemnifying Party to defend, compromise, or settle a claim or demand in a reasonable and expeditious manner, after the Indemnified Party has given notice of such claim, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party. Any settlement or compromise of a matter by the Indemnifying Party shall include a full release of claims against the Indemnified Party which have arisen out of the claim or demand for which indemnification is sought.


           PART I - THE OPTION PERIOD AND THE EARN BACK OPTION PERIOD

                                   ARTICLE IV
                         SCOPE AND MAINTENANCE OF OPTION

     4.1 Grant of Options and Rights - On execution and delivery of this Agreement, Optionor hereby gives and grants to Optionee:

     (a) Right and Option to Explore - Subject to the Optionee obtaining from the appropriate Surface Rights holders, if any, all necessary consents and approvals as to entry, use and occupation of the Surface Rights and, where applicable, consents to explore land under water, the immediate licence, authority and option to enter upon and explore and develop all parts of the Properties and during the currency of the Option to acquire interests hereunder with the same power and authority granted to Optionee, its servants, agents, workers or contractors and their subcontractors and agents as Optionor has, to sample, examine, diamond drill, prospect, explore, develop and mine the same in searching for minerals, in such manner as may be permitted by Laws, the Surface Rights owners, if any, and as Optionee in its sole discretion may determine, including the right to erect, bring and install thereon all such buildings, machinery, equipment and supplies as Optionee shall deem necessary and the right to remove reasonable quantities of ore for assay and testing purposes only;

     (b) Right to Return, Release and Otherwise Deal with Properties - Optionee may at any time give 35 days' written notice (a "Release Notice") to Optionor that it wishes to release all interest which it holds in any portion of the Properties; provided, always, that the assessment work credits against any such Properties will keep them in good standing for not less than one year from the date of any such notice. In the case where the Release Notice relates to a portion of the Properties held under the Mineral Act, unless Optionor exercises its right to maintain such Properties, Optionee shall be free to allow such Properties to lapse by ceasing to file assessment work in respect thereof or may cause them to be abandoned or surrendered under the Mineral Act.

     From the giving of Optionee's Release Notice with respect to any portion of the Properties, that portion of the Properties shall no longer be subject to this Agreement and either Party shall be free to acquire rights to explore or mine or both over the areas previously covered by such Properties at any time.

     During the currency of the Option, the Optionee shall have the right with prior notice to and the concurrence of Optionor to apply for renewals and extensions of each of the rights constituting the Properties, to make any deficiency payments required, and to apply for and on behalf of both Parties for further and other mineral rights in respect of the areas covered by the Properties, to distribute work credits and apply for a mining lease and to negotiate with the owners and occupiers of any Surface Rights, if any, required for access to, or the exploration and development of, the Properties; and

     (c) Right and Option to Earn a 100% Interest - The further sole and exclusive right and option to earn on or before December 31, 2002, a 100% undivided interest subject to the Royalty provided in Section 4.9 and the Earn Back Option, in the Properties free of all other liens, charges, encumbrances and conflicting claims (the "Option"), by (i) completing by December 31, 1999 the Initial Program and incurring Expenditures of $500,000; (ii) incurring an aggregate of not less than $2,500,000 in Expenditures (in addition to the amount set out in paragraph (i)) prior to December 31, 2002; and (iii) thereafter giving the Optionor notice of exercise as provided in Section 4.4, all upon and subject to the terms and conditions of this Agreement.

     4.2 Commitments of Optionee

     (a) Initial Program - Notwithstanding anything contained in this Agreement and regardless of whether Optionee elects to maintain or exercise the Option, Optionee agrees to complete the Initial Program by December 31, 1999, which Expenditures shall include those necessary to ensure that PDC recovers in cash the $126,678.65 of the payments made in lieu of work, and those necessary Expenditures are set out in Schedule A Part 1.

     (b) Maintenance of Properties Free of Tax Liens - Until such time as Optionee may exercise the right to release portions of the Properties under Subsection 4.1(b) or to abandon the Rights and Options pursuant to Section 4.5, or until the formation of the Joint Venture, Optionee shall maintain the Properties in good standing under the Mineral Act or other Laws, as applicable, until such time as it may exercise the right to right to release portions of the Properties under Subsection 4.1(b) or to abandon the Rights and Options pursuant to Section 4.5.

     (c) Reports - Prior to the formation of the Joint Venture, Optionee agrees to file the results of all its Expenditures for assessment work credit under the Mineral Act. Optionee agrees to give Optionor verbal reports of material occurrences in the conduct of work prior to the exercise of the option as soon as practicable and in all events not less frequently than monthly. Optionee shall prepare an annual technical report giving details of the factual data resulting from the Expenditures incurred in the last completed calendar year, within ninety (90) days following the completion of the applicable calendar year.

     (d) Access - Until such time as the Optionor becomes the Operator, Optionor and its authorized representatives shall be entitled to enter upon the Properties in reasonable numbers and at reasonable times at their own risk and expense to inspect the work being carried out by Optionee. Optionor will indemnify Optionee against any expenses or damages that it may incur as a result of any injury or property damage sustained or caused by Optionor or its representatives.

     (e) Removal of Liens - Until such time as the Optionor becomes the Operator, Optionee will pay or cause to be paid all workers or wage earners employed by it on the Properties and will pay for all material purchased by it in connection with its work on the Properties which might give rise to a lien. If a lien or notice of lien is recorded against the Properties as a result of work done by or for Optionee, it will take reasonable steps to have the lien removed; provided, however, that Optionee may dispute any claim for lien.

     4.3 Requirements to Maintain and Exercise the Option

     (a) Option - Subject to Subsection 4.3(b) below, in order to keep the Option in good standing and exercise the same, Optionee shall be required to (i) expend not later than the dates set forth in Column (2) below; and (ii) certify in writing to Optionor not later than ninety (90) days following the dates set forth in Column (2) below, not less than the cumulative aggregate Expenditures set forth on the same line in Column (1) below, which certification shall include or be accompanied by a report in the nature of the report referred to in Subsection 4.2(c) in respect of such work to the extent not previously reported:

                           Column (1)                         Column (2)
              Cumulative Aggregate Expenditures             Required Dates
              ---------------------------------             --------------

                         $500,000                           December 31, 1999
                         $3,000,000                         December 31, 2002

     (b) Title Disputes - Notwithstanding the dates set forth in this Agreement for the incurring of any Expenditures by Optionee or the giving of any notices, if Optionor's ownership of any of the Properties is disputed by proceedings in any court, then the period of time within which Optionee is required to make any Expenditures or give any notification hereunder shall be automatically extended by the period of time between the commencement of any such proceedings and ten
(10) days after the final termination of any such proceedings in a court of final resort from which no appeal can be taken by any party involved therein. Similarly, all time periods and dates subsequent to such extended period shall be adjusted to take into account the extension and delay arising out of such dispute. Optionor shall be responsible for resolving any such proceedings; however, Optionee shall co-operate with the Optionor, at Optionor's expense, in the defence and resolution of such proceedings.

     (c) Failure to Make Required Expenditures in respect of the Option Subject to the provisions of Subsection 4.3(b) and the provisions regarding notice of default in Section 4.6 and force majeure in Section 19.4 of this Agreement, if on any stipulated date, Optionee fails to certify in writing to Optionor the cumulative aggregate Expenditures required in accordance with Subsection 4.3(a), then all Rights and Options hereunder shall lapse and the Option shall terminate. Notwithstanding the foregoing, if Optionee should fail to make the Expenditures required by Subsection 4.3(a) on or before the dates set forth herein, Optionee shall have the option to pay any shortfall in cash to Optionor and any such payment shall be counted towards the cumulative aggregate Expenditures required by Subsection 4.3(a), in which case all Rights and Options under the Agreement shall continue under the terms hereof.

     (d) Rights or Duties on Termination - In the event of termination of the Rights and Options hereunder through failure of Optionee to comply with the provisions of Subsection 4.3(a) or as otherwise provided herein:

          (i) Optionee shall surrender the use of the Properties to Optionor provided that for a period of 180 days after the effective date of such termination, subject to the Optionee making its own arrangements with the owners of the Surface Rights, if any, Optionee shall have the right of free access to the Properties for the purposes of removing and may remove all buildings, plant, equipment, machinery, tools, appliances, supplies and other materials which it may have erected, placed or installed therein, or thereon, but excluding any such items belonging to Optionor (collectively, "Optionee's Equipment") and no rental or occupancy shall be charged to Optionee for such privilege or removal. If
               Optionee does not remove Optionee's Equipment within 180 days after termination, Optionor may notify Optionee in writing that it requires Optionee to remove all unremoved Optionee's Equipment, and if such removal has not occurred within 45 days after such notice was delivered, Optionor shall be entitled to remove and dispose of all unremoved Optionee's Equipment, and Optionor shall be entitled to recover from Optionee and Optionee shall forthwith reimburse Optionor for its reasonable cost and expenses of such removal;

          (ii) If Optionee has acquired any Surface Rights which are assignable and are requested by Optionor to be assigned to it, Optionee shall assign such Surface Rights to Optionor, subject to Optionor paying to Optionee the amount of the transfer fee and other costs for the transfer of such Surface Rights;

          (iii)Optionee will comply with all regulatory authorities, including municipal and provincial, with respect to clean-up of its work on the Properties and in doing so will comply with all government directives and regulations whatsoever, including those of environmental agencies, and will be responsible for all disturbances or contamination arising from its work on the Properties; provided, however, that Optionee shall not be responsible for disturbances or contamination of the Properties that occurred on the Properties prior to the Effective Date or following the termination of this Agreement;

          (iv) Optionee will, within ninety (90) days of any termination, deliver to Optionor a copy of any maps, reports, assays and a certificate of its Expenditures in respect of those portions of the Properties in respect of which termination has occurred, to the extent that they have not previously been supplied by Optionee to Optionor; and

          (v) Optionee shall, to the extent not already paid, pay all taxes, fees and fines if any, relating to all the Properties, applicable to the period of the occupancy thereof by Optionee.

     4.4 Exercise of the Option - If Optionee elects to exercise the Option, it shall do so by giving written notice of exercise to Optionor on or before March 31, 2003.

     4.5  Abandonment of All Rights and Options - Except for the  commitments of
Optionee under Section 4.2 and Subsection 4.3(d), and any other accrued obligations of Optionee to Optionor hereunder (which accrued obligations shall be performed by Optionee irrespective of termination), it is agreed that nothing contained in Article IV of this Agreement nor the doing of any act or thing by Optionee under the terms of Article IV of this Agreement shall obligate it to do anything else hereunder, it being clearly understood that Optionee may abandon all the Rights and Options granted to it under this Article IV by giving notice of such abandonment to Optionor. If Optionee gives notice of abandonment of the Rights and Options granted to Optionee in Article IV, and provided Optionee complies with all its accrued obligations to Optionor hereunder, Optionee shall be under no obligation to make any payment or do anything else hereunder from and after the date such notice is effective and shall forthwith thereafter deliver the documentation and take the action relating to the Properties referred to in Subsection 4.3(d).

     4.6 Notice of Default - If, prior to the coming into effect of Part II, Optionee fails to perform or defaults in the performance of a material obligation under this Agreement, Optionor may terminate this Agreement, but only if:

     (a) Optionor has first given to Optionee a notice of default containing particulars of the failure or default; and

     (b) Optionee has not:

          (i) in the case of default on any payment, including any expenditure or payment in lieu of work as provided in Subsection 4.3(a) or
               (c), cured such default within fifteen (15) days following delivery of notice of default; or

          (ii) in any other case, cured such default or commenced proceedings to remedy such default by appropriate performance within ninety (90) days following delivery of notice of default (Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay).

     If Optionee fails to comply with the provisions of Subsection 4.6(b), Optionor may then terminate the Rights and Options granted to Optionee by written notice to Optionee.

     4.7 Conduct of Optionee - The Optionee agrees that it shall, during the currency of the Rights and Options hereby granted, carry out its activities as contemplated hereunder in a manner consistent with good and prudent mining, mineral exploration and environmental practices and in accordance with all Laws.

     4.8 Transfer of Title - If Optionee exercises the Option by notice given pursuant to Section 4.4 and provides Optionor with evidence that Optionee is legally eligible to transfer title, then Optionor shall forthwith obtain all requisite consents and take all requisite actions under the instruments and the Laws by which the Properties are held to transfer, register and record the 100% interest in the title to each of the Properties in favour of Optionee to be held by Optionee subject to the terms and conditions of this Agreement, including without limitation, the Earn Back Option.

     4.9 Royalty - Upon the exercise of the Option, the Royalty shall vest in the Optionor. Notwithstanding anything in this Agreement to the contrary, such Royalty on Products shall comprise an interest in, run with, bind and touch the Properties and the Products if, as and whenever they constitute "real property" or severed "personal property", as the case may be. Upon the vesting of the Royalty as provided above and subject to Section 5.9, PDC shall thereafter be called a Royalty Holder. Subject to Subsection 16.6, the Royalty provided under this Section 4.9 shall be freely transferable by the Royalty Holder notwithstanding any other provisions of this Agreement, and such transfer shall be binding upon and shall enure to the benefit of the parties involved and their respective successors and assigns.

                                    ARTICLE V
                    SCOPE AND MAINTENANCE OF EARN BACK OPTION

     5.1 Grant of Options and Rights - On execution and delivery of this Agreement, UPC hereby gives and grants to PDC the following rights and options, provided that in order for PDC to be entitled to such rights and options, PDC shall elect, on or before 180 days after UPC exercises its Option pursuant to
Section 4.4, to work toward exercising the Earn Back Option by giving notice to UPC. If PDC fails to give such notice, PDC shall be deemed to have elected not to work toward the exercise of the Earn Back Option. If PDC elects or is deemed to have elected not to work toward the exercise of the Earn Back Option, this
Article V shall have no further force or effect.

     (a) Right and Option to Explore - Subject to PDC with the assistance of UPC obtaining from the appropriate Surface Rights holders, if any, all necessary consents and approvals as to entry, use and occupation of the Surface Rights and, where applicable, consents to explore land under water, immediately upon the exercise of the Option by UPC pursuant to Section 4.4, the licence, authority and option to enter upon and explore and develop all parts of the Properties and during the currency of the option to acquire interests hereunder with the same power and authority granted to PDC, its servants, agents, workers or contractors and their subcontractors and agents as UPC has, to sample, examine, diamond drill, prospect, explore, develop and mine the same in searching for minerals, in such manner as may be permitted by Laws, the Surface Rights owners, if any, and as UPC in its sole discretion may determine, including the right to erect, bring and install thereon all such buildings, machinery, equipment and supplies as PDC shall deem necessary and the right to remove reasonable quantities of ore for assay and testing purposes only.

     (b) Right to Return, Release and Otherwise Deal with Properties In the event PDC has elected to work toward the Earn Back Option, PDC may at any time give 35 days' written notice (a "Release Notice") to UPC that it wishes to release all interest which it holds in any portion of the Properties; provided, always, that the assessment work credits against any such Properties will keep them in good standing for not less than one year from the date of any such notice. In the case where the Release Notice relates to a portion of the Properties held under the Mineral Act, unless UPC exercises its right to maintain such Properties, PDC shall be free to allow such Properties to lapse by ceasing to file assessment work in respect thereof or may cause them to be abandoned or surrendered under the Mineral Act.

     From the giving of PDC's Release Notice with respect to any portion of the Properties, that portion of the Properties shall no longer be subject to this Agreement and either Party shall be free to acquire rights to explore or mine or both over the areas previously covered by such Properties at any time.

     During the currency of the Earn Back Option, PDC shall have the right with prior notice to and the concurrence of UPC to apply for renewals and extensions of each of the rights constituting the Properties, to make any deficiency payments required, and to apply for and on behalf of both Parties for further and other mineral rights in respect of the areas covered by the Properties, to distribute work credits and apply for a mining lease and to negotiate with the owners and occupiers of any Surface Rights, if any, required for access to, or the exploration and development of, the Properties; and

     (c) Right and Option to Earn a 35% Interest - The further sole and exclusive right and option to earn on or before December 31, 2006, a 35% undivided interest in the Properties free of all other liens, charges, encumbrances and conflicting claims (the "Earn Back Option"), by (i) incurring an aggregate of not less than $3,000,000 in Expenditures and (ii) thereafter giving UPC notice of exercise as provided in Section 5.4, all upon and subject to the terms and conditions of this Agreement.

     5.2 Commitments of PDC

     (a) Maintenance of Properties Free of Tax Liens - Until such time as PDC may exercise the right to release portions of the Properties under Subsection 5.1(b) or to abandon the Rights and Options pursuant to Section 5.5, or until the formation of the Joint Venture, PDC shall maintain the Properties in good standing under the Mineral Act or other Laws, as applicable, until such time as it may exercise the right to right to release portions of the Properties under Subsection 5.1(b) or to abandon the Rights and Options pursuant to Section 5.5.

     (b) Reports - Prior to the formation of the Joint Venture, PDC agrees to file the results of all its Expenditures for assessment work credit under the Mineral Act. PDC agrees to give PDC verbal reports of material occurrences in the conduct of work prior to the exercise of the Earn Back Option as soon as practicable and in all events not less frequently than monthly. PDC shall prepare an annual technical report giving details of the factual data resulting from the Expenditures incurred in the last completed calendar year, within ninety (90) days following the completion of the applicable calendar year.

     (c) Access - Until such time as UPC resumes the role of Operator, UPC and its authorized representatives shall be entitled to enter upon the Properties in reasonable numbers and at reasonable times at their own risk and expense to inspect the work being carried out by PDC. UPC will indemnify PDC against any expenses or damages that it may incur as a result of any injury or property damage sustained or caused by UPC or its representatives.

     (d) Removal of Liens - Until such time as UPC becomes the Operator, PDC will pay or cause to be paid all workers or wage earners employed by it on the Properties and will pay for all material purchased by it in connection with its work on the Properties which might give rise to a lien. If a lien or notice of lien is recorded against the Properties as a result of work done by or for PDC, it will take reasonable steps to have the lien removed; provided, however, that PDC may dispute any claim for lien.

     5.3 Requirements to Maintain and Exercise the Earn Back Option

     (a) Earn Back Option - Subject to Subsection 5.3(b) below, in order to keep the Earn Back Option in good standing and exercise the same, PDC shall be required to (i) expend not later than December 31, 2006; and (ii) certify in writing to UPC not later than ninety (90) days following December 31, 2006, not less than $3,000,000 in cumulative aggregate Expenditures, which certification shall include or be accompanied by a report in the nature of the report referred to in subsection 5.2(b) in respect of such work to the extent not previously reported.

     (b) Title Disputes - Notwithstanding the dates set forth in this Agreement for the incurring of any Expenditures by PDC or the giving of any notices, if UPC's ownership of any of the Properties is disputed by proceedings in any court, then the period of time within which PDC is required to make any Expenditures or give any notification hereunder shall be automatically extended by the period of time between the commencement of any such proceedings and ten
(10) days after the final termination of any such proceedings in a court of final resort from which no appeal can be taken by any party involved therein. Similarly, all time periods and dates subsequent to such extended period shall be adjusted to take into account the extension and delay arising out of such dispute. UPC shall be responsible for resolving any such proceedings; however, PDC shall co-operate with UPC, at UPC's expense, in the defence and resolution of such proceedings.

     (c) Failure to Make Required Expenditures in respect of the Earn Back Option - Subject to the provisions of Subsection 5.3(b) and the provisions regarding notice of default in Section 5.6 and force majeure in Section 19.4 of this Agreement, if on any stipulated date, PDC fails to certify in writing to UPC the cumulative aggregate Expenditures required in accordance with Subsection 5.3(a), then all Rights and Options under Article V shall lapse and the Earn Back Option shall terminate.

     (d) Rights or Duties on Termination - In the event of termination of the Rights and Options under this Article V through failure of PDC to comply with the provisions of Subsection 5.3(a) or as otherwise provided herein:

          (i) PDC shall surrender the use of the Properties to UPC provided that for a period of 180 days after the effective date of such termination, subject to PDC making its own arrangements with the owners of the Surface Rights, if any, PDC shall have the right of free access to the Properties for the purposes of removing and may remove all buildings, plant, equipment, machinery, tools, appliances, supplies and other materials which it may have erected, placed or installed therein, or thereon, but excluding any such items belonging to UPC (collectively, "PDC's Equipment") and no rental or occupancy shall be charged to PDC for such privilege or removal. If PDC does not remove PDC's Equipment within 180 days after termination, UPC may notify PDC in writing that it requires PDC to remove all unremoved PDC's Equipment, and if such removal has not occurred within 45 days after such notice was delivered, UPC shall be entitled to remove and dispose of all unremoved PDC's Equipment, and UPC shall be entitled to recover from PDC and PDC shall forthwith reimburse UPC for its reasonable costs and expenses of such removal.

          (ii) If PDC has acquired any Surface Rights which are assignable and are requested by UPC to be assigned to it, PDC shall assign such Surface Rights to UPC, subject to UPC paying to PDC the amount of the transfer fee for recording the transfer of such Surface Rights;

          (iii)PDC will comply with all regulatory authorities, including municipal and provincial, with respect to clean-up of its work on the Properties and in doing so will comply with all government directives and regulations whatsoever, including those of environmental agencies, and will be responsible for all disturbances or contamination arising from its work on the Properties; provided, however, that PDC shall not be responsible for disturbances or contamination of the Properties that occurred on the Properties prior to the Effective Date while UPC was operator or following the termination of this Agreement;

          (iv) DC will, within ninety (90) days of any termination, deliver to UPC a copy of any maps, reports, assays and a certificate of its Expenditures in respect of those portions of the Properties in respect of which termination has occurred, to the extent that they have not previously been supplied by PDC to UPC; and

          (v) PDC shall, to the extent not already paid, pay all taxes, fees and fines if any, relating to all the Properties, applicable to the period of the occupancy thereof by PDC.

     5.4 Exercise of the Earn Back Option - If PDC elects to exercise the Earn Back Option, it shall do so by giving written notice of exercise to UPC on or before March 31, 2007.

     5.5 Abandonment of All Rights and Options - Except for the commitments of PDC under Section 5.2 and Subsection 5.3(d), and any other accrued obligations of PDC to UPC hereunder (which accrued obligations shall be performed by PDC irrespective of termination), it is agreed that nothing contained in Article V of this Agreement nor the doing of any act or thing by PDC under the terms of
Article V of this Agreement shall obligate it to do anything else hereunder, it being clearly understood that PDC may abandon all the Rights and Options granted to it under this Article V by giving notice of such abandonment to UPC. If PDC gives notice of abandonment of the Rights and Options granted to PDC in Article V and provided PDC complies with all its accrued obligations to UPC hereunder, PDC shall be under no obligation to make any payment or do anything else hereunder from and after the date such notice is effective and shall forthwith thereafter deliver the documentation and take the action relating to the Properties referred to in Subsection 5.3(d).

     5.6 Notice of Default - If, prior to the coming into effect of Part II, PDC fails to perform or defaults in the performance of a material obligation under this Agreement, UPC may terminate this Agreement, but only if:

     (a) UPC has first given to PDC a notice of default containing particulars of the failure or default; and

     (b) PDC has not:

          (i) in the case of default on any payment, including any expenditure or payment in lieu of work as provided in Subsection 5.3(a) or
               (c), cured such default within fifteen (15) days following delivery of notice of default; or

          (ii)in any other case, cured such default or commenced proceedings to remedy such default by appropriate performance within ninety (90) days following delivery of notice of default (PDC hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay).

     If PDC fails to comply with the provisions of Subsection 5.6(b), UPC may then terminate the Rights and Options granted to PDC by written notice to PDC.

     5.7 Conduct of PDC - PDC agrees that it shall, during the currency of the rights and options granted pursuant to Article V, carry out its activities as contemplated hereunder in a manner consistent with good and prudent mining, mineral exploration and environmental practices and in accordance with all Laws.

     5.8 Transfer of Title - If PDC exercises the Earn Back Option by notice given pursuant to Section 5.4, UPC shall forthwith obtain all requisite consents and take all requisite actions under the instruments and the Laws by which the Properties are held to transfer a 35% beneficial interest in the title to each of the Properties to PDC to be held by UPC in the capacity of the trustee and agent for the Parties as their Participating Interests are determined from time to time under the provisions of Article VIII.

     5.9 Royalty Suspended - Upon the exercise of the Earn Back Option by PDC and the vesting of the 35% Participating Interest in PDC, the Royalty shall be suspended and only become payable as provided in Section 8.5. For certainty, if PDC elects to work toward exercising the Earn Back Option pursuant to Section 5.1, but does not ultimately exercise the Earn Back Option and the 35% Participating Interest is not vested in PDC, the Royalty shall continue to be payable to PDC.


                           PART II - THE JOINT VENTURE

                                   ARTICLE VI
                             NATURE OF RELATIONSHIP

     6.1 Formation of Joint Venture and Appointment of Operator.

     (a) Upon the exercise of the Earn Back Option, a Joint Venture with respect to the Properties shall automatically be formed between PDC and UPC, with UPC having a 65% Participating Interest and PDC having a 35% Participating Interest, and UPC shall become the Operator with the rights and duties provided under Parts II and III of this Agreement.

     (b) UPC shall be entitled to continue to act as Operator for so long as it maintains a Participating Interest equal to or greater than that of the other Party. Thereafter, the Party who has a Participating Interest greater than that of the other Party at a particular time (as determined pursuant to Article VIII) shall be the Operator for so long as it retains such Participating Interest. If, at any time, the Participating Interest of the Operator should cease to be equal to or greater than the Participating Interest of the other Party, the Non-Operator, by notice in writing to the Operator ("Notice of Change of Operator"), shall be entitled to become the Operator. If Notice of Change of Operator is given, the Party to whom it is given shall turn over all documents and records and assign the rights under all contracts and otherwise co-operate and take all proper actions reasonably necessary to allow the successor Operator to assume its duties and responsibilities under this Agreement.

     6.2 Purposes - The Joint Venture is formed for the following purposes and for no others, and shall serve as the exclusive means by which PDC and UPC, or either of them, accomplish such purposes:

     (a) to conduct Exploration on the Properties;

     (b) to evaluate the possibilities for the Development and Mining of the Properties;

     (c) to engage in Development and Mining on the Properties;

     (d) to engage in the storage and/or removal of Products, to the extent permitted by Article XIII;

     (e) to complete and satisfy all environmental compliance and Continuing Obligations affecting the Properties; and

     (f) to perform any other activity necessary, appropriate or incidental to any of the foregoing.

     6.3 Limitation - Unless the Parties otherwise agree in writing, the purposes of the Operations shall be limited to those described in Section 6.2, and nothing in this Agreement shall be construed to enlarge such purposes or to change their relationship as set forth in Sections 19.12, 19.13 and 19.16.

     6.4 Effective Date and Term - The effective date of this Part II (the "Effective Joint Venture Date") shall be the date of the formation of the Joint Venture. The term of this Part II shall be twenty (20) years from the Effective Joint Venture Date and for so long thereafter as Products are produced from the Properties or, if there is a cessation of production, for so long as the Parties intend to recommence production, unless the Agreement is earlier terminated as herein provided.

                                  ARTICLE VII
                            CONTRIBUTIONS BY PARTIES

     7.1 Deemed Initial Contributions - As of the Effective Joint Venture Date, PDC and UPC shall each be deemed to have contributed and incurred an aggregate of 35% and 65%, respectively, of $6,000,000 in Expenditures hereunder, or $2,100,000 and $3,990,000, respectively.

     7.2 Disregard of Other Expenses - All other expenses incurred by either UPC or PDC prior to the Effective Joint Venture Date shall be ignored for the purposes of calculating the Parties' Initial Contributions under this Agreement.

     7.3  Additional  Cash  Contributions  - Subject to  election  permitted  by
Section 8.3, the Parties shall be obligated to contribute funds from time to time to adopted Programs and Budgets in proportion to their respective Participating Interests and such contributed funds shall be used in any recalculations of Participating Interests made under this Agreement.


                                  ARTICLE VIII
                              INTERESTS OF PARTIES

     8.1 Initial Participating Interests - Immediately upon the Effective Joint Venture Date, UPC shall have an initial Participating Interest equal to 65% and PDC shall have an initial Participating Interest of 35%. All costs and liabilities incurred in Operations shall be borne and paid, and all Assets acquired and Products mined through the Operations shall be owned by such Parties in accordance with their respective Participating Interests, as such Participating Interests may be changed, from time to time, in accordance with the provisions of this Agreement.

     8.2 Changes in Participating Interests - A Party's Participating Interest shall be changed upon:

     (a) an election by a Party pursuant to Section 8.3 not to contribute to an adopted Program and Budget;

     (b) default by a Party in making its agreed-upon contribution to an adopted Program and Budget, followed by an election by the other Party to invoke Subsection 8.4(b);

     (c) reduction of a Party's Participating Interest to less than 10% pursuant to the provisions of Subsection 8.5(a);

     (d) transfer by a Party of less than all of its Participating Interest pursuant to Article XVI; or

     (e) acquisition of less than all of the Participating Interest of the other Party, however arising.

     8.3 Voluntary Non-Participation -

     (a) Pursuant to Section 11.5, a Party may elect to contribute to all adopted Programs and Budgets as follows:

          (i) in the percentage amount of its then respective Participating Interest; or

          (ii) no contribution.

     (b) If a Party elects not to contribute to an adopted Program and Budget (such Program shall be called a "Non-Consent Program"), the Participating Interest of the non-contributing Party shall be recalculated at the time an adopted Non-Consent Program and Budget has been expended as follows:

               Y = [(A plus B) divided by (C plus D plus the amount contributed to the Non-Consent Program by the contributing Party)] X 100 where: "A" is the agreed value of the non-contributing Party's Initial Contribution under Section 7.1;

               "B" is the total of the non-contributing Party's additional actual contributions under Section 7.3 up to but not including the adopted Non-Consent Program and Budget for the Non-Consent Program;

               "C" is the agreed value of the aggregate of the Initial Contributions under Section 7.1 of all Parties;

               "D" is the aggregate of the additional actual contributions of all Parties under Section 7.3 up to but not including the adopted Non-Consent Program and Budget for the Non-Consent Program; and

               "Y"   is  the   recalculated   Participating   Interest   of  the
               non-contributing Party.

The recalculated Participating Interest of the contributing Party shall be calculated by subtracting Y from 100%.

     (c) Reports on the results of Expenditures otherwise required hereunder shall be suspended until at least 85% of a Non-Consent Program has been completed; provided, however, that reports on the amount of Expenditures shall continue to be made. If the contributing Party in a Non-Consent Program fails to spend at least 85% of its share of the associated Budget, then the non-contributing Party shall be entitled, within thirty (30) days of being notified of completion of the reduced Program and the amount of Expenditures incurred, but without being allowed to review any results from such Expenditures, to pay its share of the Expenditures actually made by the contributing Party and thereby maintain its Participating Interest. As soon as such thirty (30) day period expires or the non-contributing Party has paid its share of Expenditures actually incurred, whichever occurs first, the non-contributing Party shall be entitled to receive the results of such Expenditures and if the non-consenting Party fails to contribute within such 30 day period, its Participating Interest shall be reduced in accordance with the foregoing provisions.

     8.4 Default in Making Contributions -

     (a) If a Party defaults in making a contribution or cash call required by an adopted Program and Budget, the non-defaulting Party may advance the defaulted contribution on behalf of the defaulting Party (a "Cover Payment"). Each and every Cover Payment will constitute a demand loan bearing interest from the date of the advance at the rate provided in Section 12.3. If more than one Cover Payment is made, the Cover Payments shall be aggregated and the rights and remedies described herein pertaining to an individual Cover Payment shall apply to the aggregated Cover Payments. The failure to repay said loan upon demand shall be a default under this Agreement.

     Each Party hereby grants to the other a mortgage of and lien upon its right, title and interest in the Assets and a security interest in its rights under this Agreement and in its Participating Interest whenever acquired or arising, and the proceeds from and accessions to the foregoing, to secure any loan made thereby, including interest thereon, reasonable attorneys' fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing such lien or security interest, or both. Each Party hereby covenants with the other that such mortgage and security interest will rank at all times prior to any and all other mortgages and security interests affecting its interests in the Assets, or its Participating Interest. Each Party hereby agrees to take all necessary action to perfect such mortgage and security interest and irrevocably appoints the non-defaulting Party as its attorney-in-fact to execute, file, and record all financing statements and any other documents necessary to perfect or maintain such mortgage and security interest or otherwise give effect to the provisions hereof.

     Upon default being made in the payment of the indebtedness referred to herein when due, the non-defaulting Party may exercise any or all of the rights and remedies available to it at common law, by statute or hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, each Party grants to the non-defaulting Party a power of sale as to its undivided interest in all parts of the Assets or Participating Interest that is subject to the mortgage and security interest granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice. If the non-defaulting Participant enforces the mortgage or security interest pursuant to the terms of this section, the defaulting Party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets, and any required bond in the event a receiver is appointed, and the defaulting Party agrees that it will be liable for any continuing deficiency. All such remedies shall be cumulative. The election of one or more remedies shall not waive the election of any other remedies.

     A non-defaulting Party may elect the applicable remedy under this Subsection 8.4(a) or under Subsection 8.4(b), or, to the extent a Party has a lien or security interest under applicable law, it shall be entitled to its rights and remedies at law and in equity. All such remedies shall be cumulative. The election of one or more remedies shall not be considered a waiver of the election of any other remedies. Each Party hereby covenants with the other Party to deliver all such documentation as may be required to perfect or effectuate the applicable provisions of Section 8.4;

     (b) The Parties acknowledge that if a Party defaults in making a contribution, or a cash call, or in repaying a loan, as required hereunder, or a Cover Payment made pursuant to Section 8.4(a) above, it will be difficult to measure the damages resulting from such default (it being hereby understood and agreed that the Parties have attempted to determine such damages in advance and determined that the calculation of such damages cannot be ascertained with reasonable certainty). Notwithstanding this, each Party acknowledges and recognizes that the damage to the non-defaulting Party could be significant. In the event of such default, or the making of a Cover Payment, as reasonable liquidated damages and not as a penalty, the non-defaulting Party may, with respect to any such default not cured within sixty (60) days after notice to the defaulting Party of such default, elect one of the following remedies by giving notice to the defaulting Party:

          (i) For a default relating exclusively to an Exploration Program and corresponding Budget, the non-defaulting Party may elect to have the defaulting Party's Participating Interest reduced as provided in Subsection 8.3(b), and further reduced by multiplying the result by 90%. Amounts previously treated as a loan pursuant to Subsection 8.4(a) and interest thereon shall be treated as actual contributions to Programs and Budgets by the non-defaulting Party in the calculation of the defaulting Party's reduced Participating Interest. The non-defaulting Party's Participating Interest shall, at such time, become the difference between 100% and the further reduced Participating Interest. Such reductions shall be effective as of the date of the default; and

          (ii)For a default relating to a Development Program or Mining Program and corresponding Budget, at the non-defaulting Party's election, the defaulting Party shall be deemed to have withdrawn from the Joint Venture in accordance with Section 14.2.

     8.5 Elimination of Minority Interest -

     (a) Upon the reduction of a Party's Participating Interest to 10% or less, that Party shall be vested with a Royalty. Notwithstanding anything in this Agreement to the contrary, such Royalty on Products shall comprise an interest in, run with, bind and touch the Properties and the Products if, as and whenever they constitute "real property" or severed personal property, as the case may be and be an interest having priority to any interest created under Section 8.4.

     Upon the vesting of the Royalty as provided above, such Party shall be deemed to have transferred to the Continuing Party its Participating Interest and such Party shall thereafter be called a Royalty Holder. Such transfer will be without cost and free and clear of royalties, liens, or other encumbrances arising by, through or under the Royalty Holder, except for the royalty referred to in this Subsection 8.5(a), and those other interests and exceptions to which both Parties have given their written consent after the date of this Agreement. The Royalty Holder shall execute and deliver all instruments as may be necessary to effect the transfer of its Participating Interest.

     The transfer under this Subsection 8.5(a) shall not relieve the Royalty Holder of its share of liabilities to third persons (whether accrued before or after such transfer) arising out of Operations prior to the transfer. The Royalty Holder's share of such liability shall be equal to its Participating Interest at the time such liability was incurred.

     (b) Subject to Subsection 16.6 and Schedule D, the Royalty provided under Subsection 8.5(a) shall be freely transferable by the Royalty Holder notwithstanding any other provisions of this Agreement, and such transfer shall be binding upon and shall enure to the benefit of the parties involved and their respective successors and assigns.

     8.6 Continuing Liabilities Upon Adjustments of Participating Interests Any reduction of a Party's Participating Interest under this Article VIII shall not relieve such Party of its share of any liability, whether it accrues before or after such reduction, arising out of Operations conducted prior to such reduction. For purposes of this Article VIII, such Party's share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to a Party as a result of the reduction of the other Party's Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Party, other than those existing at the time the Properties were acquired by, or contributed to, the Joint Venture or those to which both Parties have given their written consent. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Party's Participating Interest shall be shown in the books of the Operator. However, either Party, at any time upon the request of the other Party, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Properties are located.

     8.7 Recording of Participating Interests and Changes - Subject to the provisions of Sections 4.8 and 5.8, on exercise of the Option, a 100% interest in the title to the Properties will be recorded in the name of the Operator. Thereafter, the Participating Interest of each Party in the Properties shall not be evidenced by the recording of appropriate instruments, unless a Party requests such recording. Rather, the initial Participating Interests of each Party and changes thereto shall be shown and maintained in the records of the Operator. However, each Party at any time may request that the other Party execute and deliver appropriate instruments in recordable or registrable form, as the case may be, to evidence or transfer to it, its Participating Interest, provided that it first provides to the other Party evidence of the requesting Party's legal ability to subsequently transfer such interest in accordance with the terms and conditions of this Agreement, in which case, the other Party will comply with such request.


                                   ARTICLE IX
                              MANAGEMENT COMMITTEE

     9.1 Organization and Composition - The Parties hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under Part II of this Agreement. The Management Committee shall consist of two members. Each Party shall appoint one member as the representative (the "Representative") of each Party, and may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed to be a member. Initial appointments shall be made in writing and shall contain telephone and fax numbers of the appointed members at the time that Part II comes into force. Subsequent appointments shall be made or changed by notice to the other Party prior to the meeting at which the member is to act. The actions of a Party's Representative shall bind the Party who made the appointment.

     9.2 Decisions - The Management Committee shall have exclusive authority to determine all management matters related to this Agreement, except:

     (a) for the following matters, which shall require approval of a Party or Parties holding more than 75% of the Participating Interests:

          (i) the disposition of any single item of the Assets which had an original capital cost of more than $250,000 unless that item is to be replaced in a timely manner and the funds necessary to make the replacement have been provided for in an approved Program and Budget;

          (ii)the commencement of litigation or any similar process involving a claim for more than $250,000 or the settlement of any claim by or against the Joint Venture where the settlement involves more than $250,000;

          (iii)any material amendment initiated by the Operator of: (i) the title to any Properties forming part of a Production Area; and
               (ii) any governmental permit or license or similar authorization related to any Mine and Plant; and

          (iv)the entry into any contract or agreement which has a term exceeding 12 months, which is essential to the orderly conduct of the business of the Joint Venture and which involves the Joint Venture becoming indebted or obligated for an amount exceeding $250,000 in any 12 month period, except any contract or agreement relating to the employees of the Operator engaged at any Mine and Plant; and

     (b) for the matters delegated to the Operator pursuant to Section 10.2.

If any matter for decision, other than a matter referred to in paragraphs (a) or
(b) above, and other than in respect of Budgets and Programs (which are addressed in Article XI), is not mutually agreed to by the Parties and the Parties are deadlocked, the deadlock shall be resolved by a decision of the Operator.

     9.3 Meetings -

     (a) The Management Committee shall hold regular meetings at least semi-annually at a mutually agreed place. The Operator shall give thirty (30) days advance notice to the Parties of such regular meetings. Additionally, either Party may call a special meeting upon fifteen (15) days notice to the Operator and the other Party. There shall be a quorum if at least one member representing each Party is present; provided, however that if a quorum is not present within fifteen (15) minutes of the appointed time, then one member may adjourn the meeting to the same place and time on any date not more than thirty
(30) days from the originally appointed date. The member adjourning the meeting shall provide five (5) days advance notice to the Parties of the date of any such adjourned meeting. At any such adjourned meeting a quorum shall consist of one member without the requirement that a member or alternate representing each Party be present. Each notice of a regular meeting shall include an itemized agenda prepared by the Operator, in the case of a regular meeting, or by the Party calling the meeting, in the case of a special meeting, but any matters may be considered in any meeting with the consent of all Parties. The Operator shall prepare minutes of all meetings and shall distribute copies of such minutes to the Parties within ten (10) days after the meeting. The minutes, when signed by all Parties, shall be the official record of the decisions made by the Management Committee and shall be binding on the Operator and the Parties. If personnel employed by the Operator are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a charge to the Joint Account. All other costs shall be paid by the respective Parties.

     (b) In the case of an emergency, the Operator shall give such notice to the other Party as it deems reasonable in the circumstances, having regard to the seriousness of the matter and the urgency of having a meeting to address the emergency. Other than in respect of the notice provisions set out in this paragraph (b), which shall prevail in the case of emergency meetings, the provisions of paragraph (a) above shall apply mutatis mutandis to emergency meetings.

     9.4 Action By Telephone Meeting - In addition to, or in lieu of, regular meetings the Management Committee may hold conference telephone meetings (where the members representing each Party can hear each other). Actions taken or authorized at any such meeting are as effective as actions taken or authorized at regular meetings so long as all decisions are immediately confirmed in writing (which includes confirmation by facsimile) by the Party holding the requisite Participating Interests pursuant to Section 9.2 to determine the decision of the Management Committee.

                                   ARTICLE X
                                    OPERATOR

     10.1 Appointment - The Parties hereby appoint UPC as the Operator with overall management responsibility for Operations. UPC hereby agrees to serve until it resigns as provided in Section 10.4 or is replaced as Operator pursuant to Subsection 6.1(b).

     10.2 Powers and Duties of Operator - Subject to the terms and provisions of this Agreement, the Operator shall have the following powers and duties which shall be discharged in accordance with adopted Programs and Budgets:

     (a) The Operator shall manage, direct and control Operations and shall prepare and present to the Management Committee proposed Programs and Budgets as provided in Article XI;

     (b) The Operator shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs and shall promptly advise the Management Committee if it has not received sufficient funds to carry out its responsibilities under this Agreement;

     (c) The Operator shall: (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or worker's, mechanic's or materialmen's or construction liens which shall be released or discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee;

     (d) The Operator shall: (i) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets;
(ii) make royalty and/or reimbursement of contributions payments to the Parties and third parties required hereunder; (iii) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Party's sales revenue or net income; and (iv) do all other acts reasonably necessary to maintain the Assets. If authorized by the Management Committee, the Operator shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Operator deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Operator may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Operator shall be required to pay them, but in no event shall the Operator permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges;

     (e) The Operator shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with Laws; (iii) notify promptly the Management Committee of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required for or as a result of Operations. The Operator shall not be in breach of this provision if a violation has occurred in spite of the Operator's good faith efforts to comply and the Operator has timely cured or disposed of such violation through performance or payment of fines and penalties;

     (f) The Operator shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations. The Non-Operator shall have the right to participate, at its own expense, in such litigation or administrative proceedings;

     (g) The Operator shall provide insurance for the benefit of the Parties as set out in Schedule F or as may otherwise be prudent in the view of the Management Committee having regard to the Operations authorized, the risks involved and usual industry practices with respect thereto;

     (h) The Operator may dispose of Assets, whether by abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Article XV. Without prior authorization from the Management Committee, the Operator shall not: (i) dispose of Assets in any one transaction having a value in excess of $50,000; (ii) enter into any sales contracts or commitments for Products; (iii) begin a liquidation of the Assets; or (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes set forth in this Agreement;

     (i) The Operator shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors;

     (j) The Operator shall perform or cause to be performed during the term of this Agreement all assessment and other work required by law in order to maintain any unpatented mining claims that are or may become a part of the Properties. The Operator shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration and continued actual occupancy of such claims and sites shall not be required. The Operator shall not be liable on account of any determination by any court or governmental agency that the work performed by the Operator does not constitute the required annual assessment work or occupancy for the purposes of preserving or maintaining ownership of the claims, provided that the work done is in accordance with the adopted Program and Budget. The Operator shall timely record with the appropriate governmental agency, evidence in proper form attesting to the performance of assessment work or notices of intent to hold in proper form, and allocating therein, to or for the benefit of each claim, at least the minimum amount required by law to maintain such claim or site;

     (k) If authorized by the Management Committee, the Operator may: (i) locate, amend or relocate any mineral rights; (ii) locate any fractions resulting from such amendment or relocation; (iii) apply for further mineral rights, permits to mine and/or mining leases or other forms of mineral tenure for any such mineral rights; (iv) abandon any mineral rights for the purpose of relocating such mineral rights or otherwise acquiring from a government agency rights to the ground covered thereby; (v) exchange with or convey to a government agency any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground; (vi) convert any mineral rights into one or more leases or other forms of mineral tenure pursuant to any applicable law; and (vii) contract with and pay compensation to any person including any government or agency thereof for surface rights, rights of access, easements, rights of way or any other form of other tenement whether located at or near the Properties or elsewhere useful in connection with the activities of the Joint Venture;

     (l) The Operator shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry;

     (m) The Operator shall keep the Management Committee advised of all Operations by submitting to the Representative of each Party in writing the following information as soon as it is available to the Operator: (i) quarterly within one month after the end of each calendar quarter a quarterly report and annually within three months after the end of each calendar year an annual summary report, which reports include statements of Expenditures and comparisons of such Expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) a copy of any reports concerning Operations; (iv) a detailed final report within 60 days after completion of each Program and Budget, which shall include comparisons between actual and budgeted Expenditures and comparisons between the objectives and results of Programs; and (v) a copy of such other reports as either Party may reasonably request. Items (i) through
(iii) of this Subsection 10.2(m) shall be submitted by the Operator as it prepares them in the normal course of business. Copying of items (i) through (v) will be charged to the Joint Account. At all reasonable times the Operator shall provide the Management Committee or the Representative of any Party, upon the request of any member of the Management Committee, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records and other information acquired in Operations that has not been provided pursuant to items (i) through (v) of this Subsection 10.2(m); such information will be provided to the Management Committee as a charge to the Joint Account and if additional copies are required by a Party, they will be paid for by that Party. In addition, the Operator shall allow upon written request (which request shall not be unreasonably denied) the Non-Operator, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Party does not unreasonably interfere with Operations;

     (n) The Operator shall undertake to perform Continuing Obligations when and as economic and appropriate, whether before or after termination of this Agreement. The Operator shall have the right to delegate performance of Continuing Obligations to persons having demonstrated skill and experience in relevant disciplines. As part of each Program and Budget submittal, the Operator shall prepare and distribute to the Parties a Program and Budget for performance of Continuing Obligations and shall keep the Parties reasonably informed about the Operator's efforts to discharge Continuing Obligations. Each Party shall have the right from time to time to enter the Properties to inspect work directed toward satisfaction of Continuing Obligations and audit books, records, and accounts related thereto; and

     (o) The Operator shall undertake all other activities reasonably necessary to fulfil the foregoing.

     The Operator shall not be in default of any duty under this Section 10.2 if its failure to perform results from the failure of the Non-Operator to perform acts or to contribute amounts required of it by this Agreement.

     10.3 Standard of Care - The Operator shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with: (a) sound mining and other applicable industry standards and practices; (b) all Laws; and (c) the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to the Assets.

     The Operator shall not be liable to the Non-Operator for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Operator's willful misconduct or gross negligence.

     10.4 Resignation and Deemed Offer to Resign - The Operator may resign upon giving ninety (90) days prior written notice to the other Party, in which case the other Party may elect to become the new Operator by notice to the resigning Party given within sixty (60) days after the notice of resignation is delivered. If the other Party does not so elect to become the new Operator, this Agreement shall terminate and the resigning Operator shall comply with the provisions of
Section 14.4.

     If any of the following shall occur, the Operator shall be deemed to have offered to resign, which offer shall be accepted by the other Party, if at all, within ninety (90) days following such deemed offer by notice in writing to the resigning Party and the Operator (if not the resigning Party):

     (a) the Participating Interest of the Operator becomes less than 50%;

     (b) the Operator fails to perform or in good faith commence a material obligation imposed upon it under this Agreement and such failure continues for a period of sixty (60) days after notice from the other Party demanding performance;

     (c) the Operator fails to pay or contest in good faith its bills, whether in connection with the Joint Venture or otherwise, within sixty (60) days after they are due;

     (d) a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of the Operator's assets is appointed and such appointment is neither made ineffective nor discharged within sixty
(60) days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Operator;

     (e) the Operator commences a voluntary assignment under any applicable bankruptcy, insolvency or similar laws now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets, makes a general assignment for the benefit of creditors, fails generally to pay its debts charged to the Joint Account as such debts become due or takes corporate or other action in furtherance of any of the foregoing; or

     (f) entry is made against the Operator of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar laws of any jurisdiction now or hereafter in effect. If the other Party shall accept the Operator's deemed resignation then the other Party shall be the successor Operator.

     10.5 Payments to Operator - The Operator shall be compensated for its services and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

     10.6 Transactions With Affiliates - If the Operator engages Affiliates or any person or entity with which it does not deal "at arm's length" as such relationship would be defined under the Tax Act to provide services hereunder, it shall do so on terms no less favourable to the Non-Operator than would be the case in arm's-length transactions.

     10.7 Activities During Deadlock : If the Management Committee for any reason fails to adopt a Program and Budget for the maintenance of the Properties or a Mining Program and Budget for the maintenance of the Assets for any calendar year or part thereof, in the absence of contrary direction and subject to the receipt of necessary funds, the Operator shall continue Operations at levels sufficient to maintain the Properties and the Assets. In such event, for purposes of determining required contributions of the Participants and their respective Participating Interests, the last adopted Program and Budget or Mining Program and Budget, as the case may be, shall be deemed extended.

                                   ARTICLE XI
                              PROGRAMS AND BUDGETS

     11.1 Operations Pursuant to Programs and Budgets - Unless otherwise provided herein, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets.

     11.2 Types of Programs - Three  general  types of Programs may be proposed:
Exploration Programs, Development Programs and Mining Programs.

     (a) An "Exploration Program" shall be a Program that may entail geological mapping, geochemical sampling, geophysical surveys, drilling, underground or surface drilling, bulk sampling, and other work carried out to ascertain the existence, location, quantity, and quality and preliminary economic assessment of commercial value of deposits of Products on the Properties, including but not limited to additional drilling required after discovery of potentially commercial mineralization, and including related compliance with environmental Laws.

     (b) A "Development Program" shall be a Program that may entail Development work, in-depth drilling, test mining, a Feasibility Study, and other such work expended toward developing deposits of Products on the Properties, but does not encompass, by itself, construction, operation, maintenance, and attendant activities designed to bring a Mine on any of the Properties into production in reasonable commercial quantities.

     (c) A "Mining Program" shall be a Program, after a Favourable Feasibility Study has been adopted, that is designed to bring a Mine into production and that provides for its subsequent operation, modification or expansion. It may entail Development and Mining work, including in-depth drilling, test mining, engineering and design work, and work expended towards development of deposits of Products, as well as construction, operation, maintenance modification, expansion and attendant activities.

     11.3 Preparation, Presentation and Content of Programs and Budgets -

     (a) Content and Submission of Programs - Proposed Programs and Budgets shall be prepared and submitted by the Operator; provided, however, that if the Operator fails to prepare and submit to Non-Operator a proposed Program and Budget or carry out a Program and Budget in any calendar year, then, after thirty (30) days advance notice that, unless the Operator proposed a Program and Budget within such thirty (30) days, the Non-Operator may propose to the Operator a Program and Budget. If the Operator is not prepared to convene the Management Committee and is not prepared to agree to fund its Participating Interest share of the Non-Operator's proposed Program and Budget within thirty
(30) days of receipt of the Non-Operator's proposed Program and Budget then, provided that Non-Operator is willing to fund 100% of the Budget for its proposed Program, Non-Operator shall assume the duties of the Operator for the period required to carry out its proposed Program and Budget and all the provisions of this Agreement relating to the Operator shall apply mutatis mutandis to Non-Operator for the period it is conducting such Program. Each Program shall be accompanied by and shall include a corresponding Budget and shall designate precisely the area on which Operations are to be performed, describe work to be performed and state the estimated period of time required to perform the work. Each Program shall state whether it is an Exploration, Development or Mining Program;

     (b) Content of Budgets - Each Budget shall be prepared in reasonable detail and shall set forth each Expenditure of $5,000 or more for a budgeted item which, under generally accepted accounting principles, would be capitalized. Each Budget for an Exploration Program, as near as is practicable, shall show the estimated expenditures for each calendar quarter covered by the Budget period. Each Budget for any Development or Mining Program, as near as is practicable, shall show the estimated Expenditures for each month covered by the Budget period;

     (c) Initial Exploration Program and Budget - The first Exploration Program and Budget shall commence as of the Effective Joint Venture Date and be in effect through to the end of the calendar year in which the Effective Joint Venture Date falls;

     (d) Duration - After the period of the initial Exploration Program and Budget, any Program and Budget shall be for a period of one calendar year unless otherwise determined by the Management Committee but may extend for such longer period as is reasonably necessary to complete the Program. Unless otherwise determined by the Management Committee, only one Exploration Program and one Development Program may be carried out at a time; provided, however, that Exploration Programs may be conducted after or during Development Programs and Mining Programs; and

     (e) Review - Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at a regular meeting of the Management Committee. During the period encompassed by any Program and Budget and at least two (2) months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Operator and submitted to the Parties.

     11.4 Submittal and Approval of Proposed Programs and Budgets -

     (a) Submittal of Operator's Program and Budget - Within thirty (30) days after the Operator submits a proposed Program and Budget to the Management Committee, Non-Operator shall submit to the Management Committee:

          (i)  notice that the Non-Operator  approves of the Program and Budget;
               or

          (ii)proposed modifications of the proposed Program and Budget, which shall include detailed specific objections regarding the proposed Program and Budget.

     If a Non-Operator fails to give either of the foregoing responses within the allotted time, the failure shall be deemed an approval by that Party of the proposed Program and Budget. If a Non-Operator makes a timely submission to the Management Committee pursuant to Clause 11.4(a)(ii), then the Management Committee shall within the following thirty (30) days meet to consider the proposed Program and Budget and proposed modifications;

     (b) Submittal of Non-Operator's Program and Budget - If Management Committee agreement with the proposed Program and Budget submitted by the Operator is not reached at the meeting described in Subsection 11.4(a), then the Non-Operator may within thirty (30) days of that meeting submit a proposed Program and Budget for consideration and approval according to the procedure provided for the Operator's Program and Budget in Subsection 11.4(a), mutatis mutandis;

     (c) Deemed Approval of Operator's Program and Budget - If Management Committee agreement with a proposed Program and Budget submitted under Subsection 11.4(a) or (b) is not reached, then the proposed Program and Budget submitted by the Operator, incorporating any modifications agreed upon by the Management Committee, shall be deemed adopted upon the Operator's giving notice of its intent to conduct such Program and Budget; provided, however, that the Operator and Management Committee shall use all reasonable efforts to accommodate the Non- Operator's position in preparation and approval of the Program and Budget;

     (d) Feasibility Study - Any Party may propose to the Management Committee at any time that a Feasibility Study evaluating the feasibility of opening or expanding a mine on the Properties be conducted on behalf of the Parties. If the Management Committee does not approve of the preparation of such Feasibility Study, then the Party proposing it may cause such Feasibility Study to be prepared at its own expense. Promptly upon completion of a Favourable Feasibility Study, the Party preparing it shall present it to the Management Committee for evaluation. If a Separate Mining Program or Mining Program is then proposed, based primarily on the Favourable Feasibility Study, any Party that
(i) did not contribute to the costs of preparing the Favourable Feasibility Study; and (ii) participates in the Program, will reimburse the Party who prepared the Favourable Feasibility Study at the commencement of the Program in proportion to the Participating Interest in the Program of the non-preparing Party plus a penalty of fifteen percent in the amount of its reimbursement; and

     (e) Separate Mining Program - After completion of a Favourable Feasibility Study and within one hundred and eighty (180) days prior to the expiration of a Development Program, any Non-Operator may request that the Operator propose in the next Program and Budget the opening of a mine. If the Operator does then propose the opening of the mine, the proposal will be considered according to Subsections 11.4(a), (b), and (c). If the Operator does not then propose the opening of a mine, the Non-Operator may propose, under Subsection 11.4(b), a Mining Program that includes the opening of a mine. If that proposed Mining Program is not adopted by the Management Committee within thirty (30) days of a submittal, the Non-Operator may conduct that Program as Operator. To do so, such Non-Operator shall, within ten (10) days after expiration of the thirty (30) days, give written notice to the Operator of its intent to conduct its proposed Mining Program as a Separate Mining Program under this Subsection 11.4(e) as Operator for the Program. The other Party shall then elect, according to Section 11.5, whether to participate in the Separate Mining Program.

     (f) Non-Operator's Program - For so long as both Parties maintain more than a 20% Participating Interest in the Properties, should Operator fail to propose a Program and Budget in any calendar year, then at any time within 60 days after the beginning of the next calendar year, but before the Operator proposes a new Program and Budget, Non-Operator may propose a Program and Budget to Operator provided that such proposed Program shall require contributions by the Parties in proportion to their respective Participating Interests. The Operator shall be entitled to carry out each such Program and Budget proposed by Non-Operator and to contribute to Expenditures incurred thereunder. If, however, the Operator fails to agree in writing to carry out and pay its Participating Interest of any Program and Budget proposed by Non-Operator within 30 days of receipt thereof by the Operator, Non-Operator shall thereupon assume the duties of the Operator for that calendar year, shall carry out its proposed Program and Budget and shall pay 100% of the Expenditures in connection with such Program and Budget.

     11.5 Election to Participate -

     (a) Deadline for Election - Any Party whose proposed Program and Budget is adopted as provided in Subsection 11.4(a) or (b) is deemed to have elected to contribute to that Program and Budget to the extent of its then Percentage Interest. By notice in writing to the Management Committee within twenty (20) days after either the final vote adopting a Program and Budget pursuant to Subsection 11.4(a) or (b) or receipt of notice pursuant to Subsection 11.4(c) or 11.4(e), whichever is applicable, the other Party may elect to contribute to such Program and Budget (i) in proportion to its then respective Participating Interest; or (ii) not at all. If the other Party fails to notify the Management Committee or the Party electing to conduct the Program within the twenty (20) days, the Party so failing shall be deemed to have elected to contribute to such Program and Budget in proportion to its then respective Participating Interest. If a Party elects to contribute nothing, the Party who elected to contribute in proportion to its then Participating Interest may within an additional twenty
(20) days revise or revoke its election to contribute, provided that any such revision does not result in the proposed Program and Budget being for an amount which is less than the amount that the contributing Party's Participating Interest contribution would have been of the originally proposed Program and Budget.

     (b) Participation in Program and Budget - If the other Party elects not to participate in a Program and Budget at all, that Party's Participating Interest shall be reduced as provided in Article VIII; and

     (c) Contributions Schedule - Contributions for an Exploration Program should be made at the beginning of each calendar quarter of the Budget period. Contributions for a Development or Mining Program should be made at the beginning of each month of the Budget period. An election to contribute to a Program may not be changed or modified in percentage contribution over the course of the Program.

     11.6 Participation in Subsequent Programs - A Party may participate in any subsequent Program at the level of the Party's then Participating Interest unless the Party's Participating Interest has been converted to a Royalty interest pursuant to Section 8.5.

     11.7 Budget Overruns and Program Changes - The Operator shall immediately notify the Management Committee of any material departure from an adopted Program and Budget. If the Operator exceeds an adopted Budget by more than 10%, then the excess over 10%, unless directly caused by an emergency or unexpected expenditure made pursuant to Section 11.8 or unless otherwise authorized by the Management Committee, shall be for the sole account of the Operator and such excess shall not be included in the calculations of the Participating Interests. Budget overruns of 10% or less shall be borne by the Parties in proportion to their respective Participating Interests as of the time the overrun occurs.

     11.8 Emergency or Unexpected Expenditures - In case of emergency, the Operator may take any reasonable action it deems necessary to protect life, limb or property, to maintain and protect the Assets and to comply with Laws. The Operator may also make reasonable Expenditures for events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Operator shall promptly notify the Parties of the emergency or unexpected Expenditure, and the Operator shall be reimbursed for all resulting costs by the Parties in proportion to their respective Participating Interests at the time the emergency or unexpected Expenditures are incurred.

                                   ARTICLE XII
                            ACCOUNTS AND SETTLEMENTS

     12.1  Monthly  Statements  - The  Operator  shall  promptly  submit  to the
Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

     12.2 Cash Calls - Except where a Party has voluntarily elected not to participate in an adopted Program and Budget pursuant to Sections 8.3 and 11.5, on the basis of the adopted Program and Budget, the Operator may submit to each Party prior to the last day of each month, a billing for estimated cash requirements for the next month. Within ten (10) days after receipt of each billing, each Party shall advance to the Operator its proportionate share of the estimated amount. Time is of the essence with respect to payment of such billings. The Operator shall either (a) maintain at all times a cash balance approximately equal to the rate of disbursement for up to thirty (30) days; or
(b) bill the Non-Operator on a monthly basis in the month following the month in which Expenditures were incurred. All funds in excess of immediate cash requirements shall be invested in interest-bearing accounts in a bank to be selected by the Management Committee, for the benefit of the Joint Account.

     12.3 Failure to Meet Cash Calls - A Party that fails to meet cash calls in the amount and at the times specified in Section 12.2 shall be in default, and the amounts of the defaulted cash call shall bear interest from the date due at an annual rate equal to three (3) percentage points over the Prime Rate, but in no event shall said rate of interest exceed the maximum permitted by law. The non-defaulting Party shall have those rights, remedies and elections specified in Section 8.4.

     12.4 Audits - Upon request made by any Party within twenty-four (24) months following the end of any calendar year (or, if the Management Committee has adopted an accounting period other than the calendar year, within twenty-four
(24) months after the end of such period), the Operator shall order an independent audit of the accounting and financial records for such calendar year (or other accounting period). All written exceptions to and claims upon the Operator for discrepancies disclosed by such audit shall be made not more than three (3) months after receipt of the audit report. Failure to make any such exception or claim within the three (3) month period shall mean the audit is correct and binding upon the Parties. The audits shall be conducted by a national firm of chartered accountants selected by the Operator, unless otherwise agreed by the Management Committee and the costs thereof shall be chargeable to the Joint Account.

                                  ARTICLE XIII
                           DISPOSITION OF PRODUCTION

     13.1 Taking in Kind - At the time and place specified from time to time by the Operator, each Party hereto owning a Participating Interest shall take in kind or separately dispose of its Participating Interest share of the Products produced from any Production Area. Risk of loss of any Products held for each Party's respective account shall be borne by such Party, provided that such loss is not caused by the Operator's gross negligence, intentional misconduct, or bad faith. Each Party shall take possession of such Products at the time and place specified by the Operator and will thereafter bear the responsibilities and costs of transportation, security and related expenses and shall, at its own expense, construct, operate and maintain any facilities necessary to receive, store and dispose of its share of production.

     13.2 Failure to Take in Kind - If a Party fails to take in kind or separately dispose of its share of Products as required by Section 13.1 after ten (10) days' notice by the Operator, the Operator may either charge the delinquent Party 150% of the cost and expense of storing such Products or the Operator may act as the delinquent Party's agent to have an independent contractor remove the Products and store them for the delinquent Party's account.

     13.3 Hedging - The Parties agree that no Party shall have any obligation to account to any other Party nor have any interest or right of participation in any profits or proceeds from future contracts, forward sales, trading in puts or calls, or any similar hedging or marketing mechanism it may employ with respect to any Products produced or to be produced from the Properties.

                                  ARTICLE XIV
                           WITHDRAWAL AND TERMINATION

     14.1 Termination by Expiration or Agreement - This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

     14.2 Withdrawal and Other Events of Termination -

     (a) A Party may withdraw as a Party from this Agreement in any of three ways:

          (i) a Party, at any time, may withdraw voluntarily by giving notice to the other Party of the effective date of withdrawal, which shall be the later of the end of the then current Program and Budget or at least thirty (30) days after the date of the notice;

          (ii)aParty which is obligated to contribute to a Development or Production Program and corresponding Budget and fails to make such a contribution, upon election by the non-defaulting Party pursuant to Clause 8.4(b)(ii) will be deemed to have withdrawn; and

          (iii)a  Party,   which  allows  its  Participating   Interest  in  the
               Properties to be reduced to 10% or less will be deemed to have withdrawn;

     (b) Upon withdrawal, the Joint Venture shall terminate, either as a whole or as to certain lands (in which latter case the Joint Venture continues with respect to such other lands), and the withdrawing Party shall be deemed to have transferred to the remaining Party its Participating Interest, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Party, except the Royalty described in Section 8.5 and those other interests and exceptions to which both Parties have given their written consent after the date of this Agreement. The withdrawing Party shall execute and deliver all instruments as may be necessary to effect the transfer of its Participating Interest in the Assets and in this Agreement to the remaining Party. Any withdrawal under this Section 14.2 shall not relieve the withdrawing Party of its share of liabilities to third persons (whether such liabilities accrue before or after such withdrawal) arising out of Operations conducted prior to such withdrawal. For purposes of this Section 14.2, the withdrawing Party's share of such liabilities shall be equal to its Participating Interest at the time such liability was incurred;

     (c) In addition to withdrawal under Subsections 14.2(a) and (b) resulting in termination, this Agreement shall also terminate under this Subsection 14.2(c) if any of the following occur:

          (i) if at any time there are no Assets which are subject to the provisions of this Agreement;

          (ii) if the rights of the Parties to explore and mine the Properties have been terminated;

          (iii)if the Properties have been mined to Economic Exhaustion. "Economic Exhaustion" shall occur whenever a skilled and prudent miner who is knowledgeable concerning costs and economics of the mining industry would abandon permanently mineral extraction operations as uneconomic, rather than continue the upkeep and maintenance of the Assets on a standby basis. If a difference should arise between the Parties concerning such occurrence it shall be determined by arbitration in accordance with the provisions of Section 19.21, but if one party is willing to advance funds for standby Expenditures (which shall be subject to recoupment), together with a sum equal to 100% of the standby Expenditures (only from Products subsequently produced) then it shall be conclusively presumed that Economic Exhaustion has not occurred so long as standby Expenditures are so advanced;

          (iv)if the entire Participating Interest of one Party is acquired by the other Party pursuant to any provision hereof; or

          (v) the Operator resigns and the other Party does not elect to become the new Operator as provided for under Section 10.4.

     14.3  Continuing  Obligations - On termination of this Agreement under this
Article XIV, the Parties shall remain liable for Continuing Obligations hereunder in proportion to their Participating Interests until final settlement of all accounts. Such continuing obligations include liability for all amounts chargeable with respect to any Budget to which the withdrawing Party is committed, including costs incurred pursuant to such Budget after the effective date of withdrawal but not in excess of the most recent cost estimates committed to, or approved by, such withdrawing Party. The withdrawing Party shall also remain liable in proportion to its Participating Interest for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement. Should the cumulative cost of satisfying Continuing Obligations be in excess of cumulative amounts accrued or otherwise charged to reclamation account, if any, each Party shall be liable for its allocable share of the cost of satisfying such Continuing Obligations, whether or not one or more Parties has previously withdrawn or reduced its Participating Interest or had it converted to a Royalty. If the Participating Interests of the Parties change, the Operator should propose to the Management Committee a method for fairly allocating such costs. Upon withdrawal, the withdrawing Party will assign its interest in any mining claims, leases or subleases to the remaining Party.

     14.4 Disposition of Assets on Termination - Promptly after termination of this Agreement under this Article XIV, the Operator shall take all action necessary to wind up the joint activities of the Parties, and all costs and expenses incurred in connection with the termination of the Agreement shall be expenses chargeable to the Parties. The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Parties to third parties and then to satisfy any debts, obligations or liabilities owed to the Parties. Before distributing any funds or Assets to Parties, the Operator shall have the right to segregate amounts which, in the Operator's reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Parties, bonds or other security for the performance of such obligations. Thereafter, any remaining cash and all other Assets shall be distributed (in undivided interests unless otherwise agreed) to the Parties according to their Participating Interests. No Party shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Party's Participating Interest therein has been terminated pursuant to this Agreement.

     14.5 Right to Data After Termination - After termination of this Agreement pursuant to this Article XIV, each Party shall be entitled to a copy of all information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawing Party shall not be entitled to copies of any such information relating to the period after its withdrawal.

     14.6 Continuing Authority - On termination of this Agreement or the withdrawal of a Party pursuant this Article XIV, the Operator shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Parties which are reasonably necessary or convenient to: (a) wind up Operations; and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Operator shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Parties, mortgage Assets and take any other reasonable action in any matter with respect to which the former Parties continue to have, or appear or are alleged to have, a common interest or a common liability.

                                   ARTICLE XV
                    ABANDONMENT AND SURRENDER OF PROPERTIES

     15.1 Surrender or Abandonment of Property - If the Management Committee authorizes any surrender or abandonment over the objection of a Party, the Party who desires to abandon or surrender shall assign to the objecting Party, by quit claim deed and without cost to the surrendering Party, all of the surrendering Party's interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Properties. If Properties to be abandoned or surrendered are located upon a mining lease or sublease, abandonment shall be conducted in accordance with and only to the extent permitted by any appurtenant mining lease or sublease. Any Transfer under this Section 15.1 shall not relieve the transferring Party of its share of liabilities to third persons arising out of Operations conducted prior to such Transfer. Any assignment of an interest pursuant to this Section 15.1 shall not reduce or change the transferor's Participating Interest.

     15.2 Reacquisition - If any Properties are abandoned or surrendered under the provisions of this Article XV, then, unless this Agreement is earlier terminated, neither Party nor any Affiliate thereof shall acquire any interest in such Properties or a right to acquire such Properties for a period of two (2) years following the date of such abandonment or surrender. If a Party reacquires any Properties in violation of this Section 15.2, such Properties shall automatically become subject to the terms of this Agreement and the other Party may elect by notice to the reacquiring Party within forty-five (45) days after it has actual notice of such reacquisition, to have such properties continued subject to the terms of this Agreement. If such election is made, such reacquisitions shall be held in the proportion that each Party owned the reacquired Properties at the time they were abandoned and the costs of reacquisition shall be paid in those proportions. If such an election is not made, the reacquired properties shall thereafter cease to be treated as Properties, and the costs of reacquisition shall be borne solely by the reacquiring Party and shall not be included for purposes of calculating the Parties' respective Participating Interests.

               PART III - PROVISIONS APPLICABLE TO PARTS I AND II

                                  ARTICLE XVI
                              TRANSFER OF INTEREST

     16.1 Transfers Generally - Until such time as UPC has exercised the Option pursuant to Section 4.4, UPC will be permitted to Transfer any part of its Rights and Options hereunder provided it has first obtained the written consent of PDC. After UPC has exercised the Option pursuant to Section 4.4, UPC will be permitted to Transfer any part of its Rights and Options hereunder subject to compliance with Section 16.2, 16.3 and 16.4. At all times after the Effective Joint Venture Date, a Party shall have the right to Transfer all or any part of its Participating Interest solely as provided in the provisions of Sections 16.2, 16.3 and 16.4.

     16.2 Limitations on Free Transferability - At all times under this Agreement after the coming into force of Part II and on complying only with the provisions of Subsection 16.2(a) and Section 16.3, either Party shall be free to Transfer all or any part of its Participating Interest under this Agreement. However, the Transfer right of both Parties under this Article XVI shall be subject to the following terms and conditions:

     (a) No transferee of all or any part of any Participating Interest shall have the rights of a Party, unless and until the transferring Party has provided to all Continuing Parties notice of the Transfer and, except as provided in Subsections 16.2(f) and 16.2(g), the transferee has:

          (i)  received a true copy of this Agreement;

          (ii) as of the effective date of the Transfer, committed in writing to the Continuing Parties to be bound by this Agreement in the place and stead of the transferring Party; and

          (iii)assured the Continuing Parties that in any subsequent Transfer permitted under this Agreement any transferee from it and its successors and assigns the transferee will covenant to the same effect as is required by this Subsection 16.2(a);

     (b) No Transfer permitted by this Article XVI shall relieve the transferring Party of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

     (c)  The  transferring   Party  and  the  transferee  shall  bear  all  tax
consequences of the Transfer;

     (d) In the event of a Transfer of less than all of a Participating Interest, the transferring Party and its transferee shall thereafter act and be treated as one Party hereunder and shall operate the transferred Participating Interest with the transferring Party's untransferred Participating Interest as a single interest except for the provisions of Section 6.1 regarding entitlement to be the Operator;

     (e) No Party shall Transfer any interest in the Assets except by Transfer of part or all of its Participating Interest;

     (f) No Party shall grant a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement or any Participating Interest to secure a loan or other indebtedness of a Party unless it is in respect of a bona fide transaction for the purpose of developing or mining the Assets. Any security interest granted by a Party shall be subordinate to the terms of this Agreement and the rights and interests of the other Party hereunder and shall be subject to the condition that the holder of any such encumbrance (the "Chargee"), first enters into a written agreement with the other Party in form satisfactory to the other Party, acting reasonably, binding upon the Chargee, to the effect that: (i) the Chargee will not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Party's Participating Interest and that such encumbrance shall be subject to the provisions of this Agreement; (ii) the Chargee's remedies under the encumbrance shall be limited to the sale of the whole (but only of the whole) of the encumbering Party's Participating Interest to the other Party, or, failing such a sale, at a public auction to be held thirty (30) days after prior notice to the other Party, such sale to be subject to the purchaser entering into a written agreement with the other Party whereby such purchaser assumes all obligations of the encumbering Party under the terms of this Agreement; provided that the price of any preemptive sale to the other Party shall be the remaining principal amount of the loan plus accrued interest and related expenses; and
(iii) the charge shall be subordinate to any debt encumbering the Mine and Plant and other Assets;

     (g) If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Party upon distribution to it pursuant to Article XIII creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement;

     (h) Only Canadian  currency shall be used for Transfers for  consideration;
and

     (i) Regardless of the number of Transfers, the total Royalty amount available to be divided among all transferring and withdrawing Parties pursuant to Section 8.5 hereof shall not exceed the amount provided therein.

     16.3 Preemptive Right -

     (a) Except as otherwise provided in this Article XVI, if either Party desires to Transfer, directly or indirectly, all or any part of its Participating Interest, the other Party shall have a preemptive right to acquire such interests as provided in this Section 16.3.

     (b) If a Party (the "Transferring Party") is intending to Transfer all or any part of its Participating Interest, a Control Interest in itself or an Affiliate or the Assets, it shall promptly notify the other Party of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended Transfer including the name of the proposed transferee and shall be accompanied by a copy of an offer or contract for sale to the other Party. If the consideration for the intended Transfer is, in whole or in part, other than cash, the notice shall describe such consideration and its cash equivalent (based upon the fair market value of the non cash consideration and stated in cash). The other Party shall have sixty (60) days from the date such notice is delivered to notify the Transferring Party whether it elects to acquire the offered interest at the same price (or its cash equivalent) and on the same terms and conditions as set forth in the notice. If it does so elect, the Transfer shall be consummated promptly after notice of such election is delivered to the Transferring Party;

     (c) If the other Party fails to so elect within the period provided in Subsection 16.3(b), the Transferring Party shall have ninety (90) days following the expiration of such period to consummate the Transfer to a third party at a price and on terms no less favourable than those offered by the Transferring Party to the other Party in the notice required in Subsection 16.3(b);

     (d) If the Transferring Party fails to consummate the Transfer to a third party within the period set forth in Subsection 16.3(c), the preemptive right of the other Party in such offered interest shall be deemed to be revived. Any subsequent proposal to Transfer such interest shall also be conducted in accordance with all of the procedures set forth in this Section 16.3.

     16.4 Exceptions to Preemptive Right - Section 16.3 shall not apply to the following:

     (a) A transfer by either Party to an Affiliate of all or any of its Participating Interest; provided that the transferee remains an Affiliate for the period that this Agreement is in effect or the written consent of the other Party is obtained prior to the transferee ceasing to be an Affiliate;

     (b) The incorporation of a Party, or corporate merger, consolidation, amalgamation or reorganization of a Party by which the surviving entity shall possess substantially all of the issued shares, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of the Party;

     (c) Subject to the provisions of Subsection 16.2(f), the grant by either Party of a security interest in any interest in this Agreement, any Participating Interest, or royalty rights under this Agreement by mortgage, deed of trust, pledge, lien or other encumbrance;

     (d) The transfer of a Control Interest by an Affiliate to a Party or to another Affiliate;

     (e) The grant by any Affiliate of either Party of a security interest in the ownership interest the Affiliate holds in the Party by mortgage, deed of trust, pledge, lien or other encumbrances; or

     (f) A sale or other commitment or disposition of Products or proceeds from sale of Products by a Party upon distribution to it pursuant to Article XIII.

     16.5 Compulsory Acquisition Option on Bankruptcy - If any of the events referred to in Subsections 10.4(c) through 10.4(f), inclusive, occurs in relation to any Party (an "Insolvent Party"), the other Party shall have an option to acquire the entire Participating Interest of the Insolvent Party for a cash purchase price determined by agreement with the Insolvent Party or its legal representatives to be fair market value. The other Party may exercise such option to purchase by written notice to the Insolvent Party and/or its legal representatives given within thirty days of first becoming aware of the event referred to in Subsections 10.4(c) to 10.4(f), inclusive. If no agreement is reached on the fair market value of the entire Participating Interest of the Insolvent Party within thirty (30) days of the giving of such notice, either Party may submit the matter to arbitration in accordance with the provisions of
Section 19.21.

     16.6 Buy-Out Right on Royalty - At any time during the period commencing on the completion of a Favourable Feasibility Study covering a specific portion of the Properties and for a period of twenty (20) years thereafter, the Party who is not a Royalty Holder (the "Non Royalty Holder") shall be entitled to purchase one half of the interest in the Royalty then held, directly or indirectly, by the Royalty Holder in respect of specified reserves or locations (the "Buy-Out Right"). The Buy-Out Right shall be at net present value for that Royalty based on the reserves and contemplated or existing mine plan with such net present value discounted on an 8% discounted cash flow basis. The Non Royalty Holder wishing to exercise its Buy-Out Right shall deliver to the Royalty Holder detailed information on the reserves as set forth in the contemplated or existing mine plan together with a configuration of those portions of the Property in which such reserves are located and its calculation of the net present value for the Royalty (the "Buy-Out Purchase Price"). The Royalty Holder shall respond by notice in writing to the Non-Royalty Holder within thirty (30) days of receiving such documentation and information as to whether it agrees with the Buy-Out Purchase Price proposed by the Non-Royalty Holder and if the Royalty Holder fails to notify the Non Royalty Holder within such thirty (30) day period whether it agrees or disagrees with the Buy-Out Purchase Price, the Royalty Holder shall be deemed to have agreed with the Buy-Out Purchase Price. If there is agreement on the Buy-Out Purchase Price, the Royalty Holder will execute and deliver to the Non-Royalty Holder all such documents as may be reasonably required (in the opinion of counsel for such Party) to give effect to the purchase of one half of its Royalty. Each party to such transaction shall bear its own expenses in connection with the preparation, execution and delivery of all such documents.

     If, on the other hand, the Royalty Holder disagrees with the Buy-Out Purchase Price for one half of its Royalty, either Party may refer the determination of the Buy-Out Purchase Price to arbitration pursuant to Section 19.21.

     16.7 Registration - This Agreement will not be registered by either Party by filing and registering the entire Agreement unless required under Applicable Law to protect such party's interest herein, but, at the request of either Party, a memorandum sufficient to protect the interest of each Party will be registered wherever necessary to protect such Party's interest from time to time.

                                  ARTICLE XVII
                                CONFIDENTIALITY

     17.1 General - The terms of this Agreement and all information obtained in connection with the performance of this Agreement and the confidentiality agreement entered into prior to entering into this Agreement shall be the exclusive property of the Parties and, except as provided in Section 17.2, shall not be disclosed to any third party or the public without the prior written consent of the other Party, which consent shall not be unreasonably withheld. No Party need seek the consent of a Royalty Holder under this Article XVII; however, as set forth in Section 17.3, a Royalty Holder shall continue to be bound by the confidentiality provisions of this Article XVII.

     17.2 Exceptions - The consent required by Section 17.1 shall not apply to a disclosure:

     (a) To an Affiliate of a Party, or to a Party's consultant, contractor or subcontractor that has a bona fide need to be informed;

     (b) To any third party to whom the disclosing Party contemplates a Transfer of all or any part of its interest in or to this Agreement, or all or any part of its Participating Interest;

     (c) To a governmental agency or to the public which the disclosing Party believes in good faith is required by Laws or the applicable rules of any stock exchange; or

     (d) To any actual or potential lender or underwriter who has a bona fide need to be informed.

     In any case to which Subsections 17.2(b), (c) or (d) is applicable, the disclosing Party shall give notice to the other Party concurrently with the making of such disclosure specifying the entity receiving the information and the reason for the disclosure. This notice shall include a summary of the information disclosed and, if requested by the other Party, copies of all confidential information delivered by the disclosing Party, and, in the case of information delivered under Subsections 17.2(b) or (d), a copy of the agreement protecting the confidential information from further disclosure. As to any disclosure pursuant to Subsection 17.2(b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Article XVII.

     17.3 Duration of Confidentiality - The provisions of this Article XVII shall apply during the term of this Agreement and for two (2) years following termination of this Agreement pursuant to Section 14.1, and shall continue to apply to any Party who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two (2) years following the date of such occurrence. Any Party whose Participating Interest is converted to a Royalty and any person who becomes a Royalty Holder by means of a permitted transfer of all or part of the Royalty hereunder shall be bound by the confidentiality provisions of this Article XVII for so long as this Agreement remains in force.

     17.4 Internal Proprietary Information - The Parties agree not to use, sell, give, disclose, or otherwise make available to third parties or the public at any time any knowledge or information they may obtain relating to internal proprietary techniques and methods used by the other Party for purposes of geological interpretation, extraction, mining, processing of minerals, or any other proprietary information that may be acquired.

     17.5 Public Announcements - Subject to the exception in Subsection 17.2(c), each Party shall consult with and obtain the consent of the other Party (which consent is not to be unreasonably withheld) prior to making or issuing any public announcement, press release, or similar publicity or disclosure with respect to this Agreement or any agreement entered into contemporaneously herewith or with respect to any activities under this Agreement or any such other agreements. As early as practicable, and not less than forty-eight (48) hours, before a Party makes any public announcement concerning this Agreement or activities undertaken pursuant hereto (unless the disclosing Party demonstrates that sooner disclosure is required by law), such Party shall first give the other Parties notice of the intended announcement, including a copy of such proposed announcement.

     17.6 Parties' Information - Any analysis, data, documentation, or other information developed by any Party on its own behalf, and at no cost to the other Party, shall nevertheless be made available to any other Party if such analysis, data, documentation, or information utilizes information relevant to the Assets.

                                 ARTICLE XVIII
                        TAX DEDUCTIONS AND CERTIFICATES

     18.1 Deductions - Each Party shall be entitled for tax purposes to take advantage of any deductions or incentives or any elections which may be available under the provisions of applicable federal, provincial, territorial or municipal tax laws, regulations and incentive programs in relation to costs and expenses incurred by it hereunder. Whenever deductions, incentives or elections are granted to the Parties individually but a joint election is required, each Party agrees that it will join with the other Party and execute and deliver any documentation required in connection therewith and otherwise furnish such information and take such action as may be reasonably requested by the other Party in connection therewith; provided that nothing herein contained shall require either Party to take any action which in the written opinion of counsel for that Party is likely to be detrimental to that Party's tax position.

     18.2 Certificates - Should either Party change its status as a non-resident person to become a resident person, or if a resident person, become a non-resident person for purposes of the Tax Act, it shall forthwith notify the other Party in the manner provided in Section 19.1. Should any Party who is or becomes a non-resident for purposes of the Tax Act, in the opinion of counsel for the Operator, make a disposition of a Canadian resource property or taxable Canadian Property within the meaning of the Tax Act, then, in such event, the disposing person shall take all steps as are necessary including the payment of money to obtain a certificate or certificates pursuant to section 116 of the Tax Act designating one or more certificate limits equal to the estimated amount of the proposed proceeds of disposition. If the disposing person does not obtain such certificate with a certificate limit not less than the proceeds of disposition, then the Operator may withhold from any payment due to such person in respect of such disposition or from any subsequent payment due or otherwise recover (until such time as the disposing person delivers a certificate with a certificate limit equal to the proceeds of the disposition) an amount necessary to permit the Operator to remit to the Receiver General of Canada the tax for which any Party is liable under section 116 of the Tax Act. Any such non-resident person shall indemnify and save harmless the other Party or Parties to this Agreement for any increased taxes that such party or parties may incur in connection with this Agreement as a consequence of such person's non-residency.

     18.3 GST Election - The Operator and each other Party shall jointly elect in the prescribed form to authorize the Operator to perform all necessary functions relating to the goods and services tax payable under the provisions of section 273 of the Excise Tax Act (Canada), and any applicable provincial legislation relating to goods and services, including any harmonized sales tax (such as that presently provided for in certain Canadian Atlantic provinces) (collectively, "GST"), as amended from time to time, which is payable by the Operator and which arise out of the ownership and operation of the Properties or the delivery of each Party's share of Product, if any. Should the Operator receive any rebate of GST in respect of the Operations, such rebate shall be credited to the Joint Account.

                                  ARTICLE XIX
                               GENERAL PROVISIONS

     19.1 Notices - All notices, payments and other required communications ("Notices") to the Parties shall be in writing, and shall be addressed respectively as follows:

         To:      Phelps Dodge Corporation of Canada, Limited
                  Suite 912
                  120 Adelaide Street West
                  Toronto, Ontario  M5H 1T1 Facsimile:  (416) 594-0355

                  Attention:  Vice-President and Managing Director, Exploration

         With a copy to:

                  Phelps Dodge Exploration Corporation
                  2600 North Central Avenue
                  Phoenix, Arizona
                  U.S.A.   85004-3014       Facsimile:  (602) 234-8337

                  Attention:        President

         To:      Uranium Power Corporation
                  475 Howe Street
                  Suite 206
                  Vancouver, British Columbia
                  V6C 2B3  Facsimile:  (604) 687-8789

                  Attention:        President

And in the case of Notice to the Management Committee:

     To the appointed member thereon of the other Party c/o the other Party as specified above.

And in the case of Notice to the Operator if it is not a Party:

         To the address, person's attention, telephone and facsimile specified in the communication appointing such Operator.

     All Notices shall be given (a) by personal delivery to the Party if delivered during normal business hours; (b) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested; or
(c) by registered or certified mail return receipt requested.

     All Notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next Business Day following delivery; (b) if by electronic communication, on the next Business Day following receipt of the electronic communication; or (c) if solely by mail, on the next Business Day after actual receipt. A Party may change its address by Notice to the other Party.

     19.2 Waiver - The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

     19.3 Modification - No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

     19.4 Force Majeure - Except for any obligation to make payments when due hereunder, the obligations of a Party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, provincial or territorial or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights or environmental pressure groups; or any other cause whether similar or dissimilar to the foregoing. The affected Party shall promptly give notice to the other Party of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Party shall resume performance as soon as reasonably possible. Commercial frustration, commercial impracticability or the occurrence of unforeseen events rendering performance hereunder uneconomical shall not constitute an excuse of performance of any obligation imposed hereunder.

     19.5 Governing Law - Except for conveyancing and title matters which shall be governed by the laws of the Province of Saskatchewan, this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     19.6 Further Assurances - Each of the Parties agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     19.7 Survival of Terms and Conditions - The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Party in whose favour they run: Sections 8.4, 8.6, 12.3, 14.2, 14.3, 14.4, 14.5, 14.6, 17.3, and 19.11.

     19.8 Entire Agreement - This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof including without limitation, the confidentiality agreement dated July 6, 1998.

     19.9 Successors and Assigns - This Agreement shall be binding upon and enure to the benefit of the respective successors and permitted assigns of the Parties. In the event of any conflict between this Agreement and any Schedule attached hereto, the terms of this Agreement shall be controlling.

     19.10 Severability - If a court of competent jurisdiction determines that any term, part or provision of this Agreement is unenforceable, illegal, or in conflict with any federal, provincial, territorial, or local laws, the Parties intend that the court reform that term, part or provision within the limits permissible under law in a way as to approximate most closely the intent of the Parties to this Agreement; provided that, if the court cannot make a reformation, then that term, part or provision shall be considered severed from this Agreement. The remaining portions of this Agreement shall not be affected and it shall be construed and enforced as if it did not contain that term, part or provision.

     19.11 No Partnership - Nothing contained in this Agreement shall be deemed to constitute either Party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Parties to create, nor shall this agreement be construed to create, any mining, commercial or other partnership. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective. Each Party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Parties that their ownership of Assets and the rights acquired hereunder shall be as tenants in common. Each Party shall indemnify, defend and hold harmless the other Party, its directors, officers, employees, agents and attorneys from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Party, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Party, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Parties.

     19.12  Further   Ground   Within  Area  of  Interest  and  Other   Business
Opportunities -

     (a) If, during the currency of this Agreement, any Party or any Affiliate of a Party (herein called an "Acquiring Party") shall stake or otherwise acquire or propose to acquire any right to explore or mine or both or an interest in any such rights, direct or indirect, whether by contract, staking or otherwise any part of which is within the Area of Interest (as defined in Section 1.1) which acquisition or proposed acquisition was not part of a Program (herein called an "Additional Right"), such Additional Right shall be subject to the terms of this Agreement. It is also agreed that any mining claim, part of which includes a restaking of any ground that was originally part of the Properties, shall nonetheless constitute an Additional Right to be dealt with under this Section 19.12;

     (b) The Acquiring Party shall give notice (the "Notice") to the other Party who shall be the "Notified Party", such Notice shall specify the nature and location of the Additional Right, the acquisition costs and other terms upon which such acquisition is proposed to be made or was made and any other information which the Acquiring Party has which may be reasonably expected to be pertinent to the Notified Party in determining whether it wishes to acquire a Participating Interest in such Additional Right;

     (c) If the Notified Party elects by written notice to the Acquiring Party (notice to an Affiliate of a Party may be given to the Party affiliated) given within thirty (30) days of the receipt of the Acquiring Party's Notice, to continue such Additional Right subject to this Agreement, each Party shall pay to the Acquiring Party if the acquisition has been completed or to the third party seller if it is only a proposed acquisition an amount of such acquisition cost equal to their then respective Participating Interest in the Properties and such Additional Right shall thereafter form part of the Properties. The Acquiring Party shall execute whatever instrument(s) are necessary to convey title to the Additional Right to the proper Parties in accordance with the terms of this Agreement. If the Notified Party does not elect to continue an Additional Right subject to this Agreement as herein provided, then all costs incurred by the Acquiring Party shall be for its own account and such Additional Right shall be held by the Acquiring Party free and clear of any further obligations to the Notified Party under the provisions of this Agreement;

     (d) For purposes of this Section 19.12 "acquisition costs" mean the consideration paid or to be paid by the Acquiring Party including, without restriction, purchase price, registration fees, legal costs and other out-of-pocket costs, but does not include an allocation of the overhead of the Acquiring Party. If any acquisition costs are not expressed in money, such acquisition costs shall be for purposes of this definition, the value of such costs in money calculated on the basis that the Acquiring Party shall make no profit or loss therefrom; and

     (e) Without  limiting the operation of Section 15.2, the provisions of this
Section 19.12 shall apply to any acquisition of an Additional Right by a former party to this Agreement which ceases to be a Party through the disposition or forfeiture of the Participating Interest of such former party in the Properties or through the withdrawal of such Party from this Agreement in accordance with its terms, during a period of one (1) year from such disposition, forfeiture or withdrawal.

     (f) Each Party shall have the unrestricted right to stake or otherwise acquire any rights to explore or mine or both or any other rights in any property outside the Area of Interest, and to use information obtained under this Agreement to do so without advising the other Party or without allowing the other Party to acquire any interest in any such rights or properties, both before and after the Effective Joint Venture Date. Except as expressly provided in this Agreement, each Party shall have the unrestricted right to explore, develop and mine any lands now owned or hereafter acquired by it without allowing the other Party any participation in such activities; provided, however, that if any orebody should be developed which straddles the boundary of the Area of Interest and any such lands the Parties will use their reasonable best efforts to enter into party wall or unitization agreements with regard to the mining of any such orebody.

     (g) Except as expressly provided in this Agreement, each Party shall also have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, association, or operation of either Party outside the Area of Interest. Unless otherwise agreed in writing, no Party shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Party's share of Products in any facility owned or controlled by such Party.

     19.13 Waiver of Rights of Partition and Sale - The Parties hereby waive and release all rights of partition or of sale in lieu thereof, or other division of Assets, including any such rights provided by statute and all similar rights applicable in the Province of Saskatchewan.

     19.14 Transfer or Termination of Rights to Properties - Except as otherwise provided in this Agreement, neither Party shall Transfer all or any part of its interest in the Assets or this Agreement or otherwise permit or cause such interests to terminate.

     19.15 Implied Covenants - There are no implied covenants contained in this Agreement except those of good faith, fair dealing and development.

     19.16 Employees - Employees of the Operator are not and shall not be employees of the Party which is not the Operator.

     19.17 Expense and Commissions - Each Party shall pay its own legal and other costs and expenses incurred in connection with this Agreement and agrees to save harmless each other Party from and against any and all claims whatsoever for any commissions or other remuneration payable or alleged to be payable to anyone acting on its behalf.

     19.18 Counterparts - Each Party agrees that this Agreement and all documents and instruments contemplated hereby may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement or instrument, as the case may be. Delivery of the counterparts may be effected by means of facsimile transmission.

     19.19 Rule Against Perpetuities - Notwithstanding any provision of this Agreement, the Parties do not intend that there shall be any violation of the rule against perpetuities, the rule against unreasonable restraints on the alienation of property or any related rule against interests that last too long. Accordingly, if any right, or option to acquire any interest in the Properties, in a Participating Interest, in the Assets, or in any real property exists under this Agreement, such right or option must be exercised if at all, so as to vest such interest in the acquiring Party within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the Parties hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Parties within the limits permissible under such rules.

     19.20 Payment of Royalties - All required payments of royalties to third parties shall be made by each Party proportionately (based on each Party's Participating Interest) following the disposition of Products in accordance with
Article XIII, and each Party undertakes to make such payments timely in accordance with the terms of applicable agreements.

     19.21 Arbitration of Disputes -

     (a) The parties contemplate all matters in dispute under this Agreement may be settled by final and binding arbitration with no appeal from the decision of the arbitrators; provided, however, no party may refer any matter to arbitration without first having given ten (10) Business Days advance written notice to each other party specifying in detail the matter to be arbitrated, its proposed resolution of such matter and the intention to refer the matter to arbitration (collectively, a "Notice of Intended Arbitration"). After ten (10) Business Days have elapsed from the delivery to each party of a Notice of Intended Arbitration without resolution of the matter, the party who gave such notice may refer the dispute to arbitration pursuant to all the provisions of the Arbitration Act, 1991 (Ontario) and regulations thereunder (collectively, the "Arbitration Provisions") by naming an arbitrator and notifying each other party of the arbitrator appointed by it accompanied by that arbitrator's acceptance of his or her appointment;

     (b) If the Parties agree in writing on a single arbitrator, any matter covered by a Notice of Intended Arbitration under this Agreement may be referred by the Parties to arbitration by a single arbitrator in lieu of the arbitration panel otherwise contemplated herein. The Parties contemplate the arbitrator(s) appointed will be persons qualified by experience and skill in the area(s) referred to in the Notice of Intended Arbitration. The Parties further contemplate the arbitrator(s) will determine the matter specified in the Notice of Intended Arbitration, reduce their decision to writing and deliver a copy to each party, all within forty-five (45) days of the appointment of the last arbitrator, subject to any reasonable delay due to unforeseen circumstances. Notwithstanding the foregoing, if the single arbitrator fails to make a decision within sixty (60) days after appointment or if the arbitrators, or a majority of them, fail to make a decision within sixty (60) days after the appointment of the third arbitrator, then either of the Parties may by notice to the other elect to have a new single arbitrator or arbitrators chosen in like manner as if none had previously been selected;

     (c) If the Parties do not agree on a single arbitrator, the other Party shall, within ten days of the delivery of the notice of appointment and acceptance of the first appointed arbitrator, appoint an arbitrator and deliver to each other party notice of such appointment and the acceptance of the appointed arbitrator. If two arbitrators are appointed, those arbitrators shall within fifteen (15) days of the appointment of the second of them choose a third member of the arbitration panel. If either Party fails to choose an arbitrator or the two arbitrators appointed by the Parties, fail to choose a third member of the arbitration panel, a judge of the Ontario Court (General Division) shall, upon the request of either Party appoint the arbitrator or arbitrators to complete the three person arbitration panel;

     (d) The Parties agree that proceedings before the arbitrator(s) shall take place in Toronto, Ontario, or such other place as the arbitrator(s) may determine;

     (e) Each Party to this Agreement expressly agrees with each other Party that the arbitrators appointed hereunder shall have all the rights and obligations provided for in the Arbitration Provisions and additionally that the arbitrators shall be entitled to finally determine all questions of law, fact and mixed fact and law without reference or appeal to any court;

     (f) The fees and expenses of the arbitrator(s) (unless otherwise determined by the arbitrator(s)) shall be paid by the Parties equally; and

     (g) None of the Parties concerned shall be deemed to be in default of any matter being arbitrated until ten (10) days after the decision of the arbitrator(s) is delivered to all of them.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     PHELPS DODGE CORPORATION OF CANADA, LIMITED


                                     Per:     /s/ R. Michael Gray
                                          --------------------------------------
                                          R. Michael Gray,
                                          Vice-President and Managing Director,
                                          Exploration


                                     URANIUM POWER CORPORATION


                                     Per:     /s/ Thornton Donaldson
                                          --------------------------------------
                                          Thornton J. Donaldson,
                                          President


                                     Per:
                                          --------------------------------------


                              Schedule A - Part 1

                Property list - Saskatchewan Uranium Properties

---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Property Name                NTS          Claim No.      Size (ha)       Payment made       Due date
---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Brown                        74H-5        CBS 7756       2,445           16,748.33          May 9, 1999
---------------------------- ------------ -------------- --------------- ------------------ ------------------------
                             74H-5        CBS 7757       3,509           25,611.94          May 9, 1999
---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Total                                     2 Claims       5,954
---------------------------- ------------ -------------- --------------- ------------------ ------------------------

---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Crawford                     74H-5        S-104749       2,945
---------------------------- ------------ -------------- --------------- ------------------ ------------------------
                             74H-5        S-104750       2,235
---------------------------- ------------ -------------- --------------- ------------------ ------------------------
                             74H-5        S-104764       3,210
---------------------------- ------------ -------------- --------------- ------------------ ------------------------
                             74H-5        CBS 7741       2,980
---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Total                                     4 Claims       11,370
---------------------------- ------------ -------------- --------------- ------------------ ------------------------

---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Jasper                       74I-1,       S-105750       1,415
(off map to Northeast)       74H-16
---------------------------- ------------ -------------- --------------- ------------------ ------------------------

---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Marean                       74H-11       CBS 7752       3,125           16,318.66          May 9, 1999
---------------------------- ------------ -------------- --------------- ------------------ ------------------------

---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Perpete                      74G-8        S-104755       1,370           9,268.75           May 11, 1999
---------------------------- ------------ -------------- --------------- ------------------ ------------------------
                             74G-8        S-104756       3,265           22,089.40          May 2, 1999
---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Total                                     2 Claims       4,635
---------------------------- ------------ -------------- --------------- ------------------ ------------------------

---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Morin                        74G-8        CBS 7758       3,753           36,641.57          May 9, 1999
---------------------------- ------------ -------------- --------------- ------------------ ------------------------

---------------------------- ------------ -------------- --------------- ------------------ ------------------------
Grand Total                               11 Claims      30,252 ha.      $126,678.65        (Note 1)
---------------------------- ------------ -------------- --------------- ------------------ ------------------------

Note 1: To be repaid to PDC upon completion and filing of two years of assessment work for each claim where payments have been made by the applicable due date noted.

                               Schedule A - Part 2

                                  Location Map


                                   Schedule B

                        Initial Program and Expenditures

----------------- --------------------------- ------------------------------------- ------------- ------------------
                                                                                                  Minimum
                                                       Initial Program -            Estimated     Required
Property          Prior PD Expenditure                   Proposed Work              Cost          Expenditures*
----------------- --------------------------- ------------------------------------- ------------- ------------------
                           $1,618,263         Lithogeochem boulder                  $  3,000               --
                                               sampling
Crawford
----------------- --------------------------- ------------------------------------- ------------- ------------------
Perpete                         118,601       Drill                                 155,000       $  86,978.14
----------------- --------------------------- ------------------------------------- ------------- ------------------
Jasper                            59,472      Gridding, Detail                        26,000               --
                                               Lithogeochem
----------------- --------------------------- ------------------------------------- ------------- ------------------
Brown                             28,989      Gridding,       TDEM,       Mag/VLF,
                                              Lithogeochem, Drill                   180,000         113,808.29
----------------- --------------------------- ------------------------------------- ------------- ------------------
Morin                               8,395     Lithogeochem, Gridding,                                 81,677.57
                                              TDEM
                                                                                    82,000
----------------- --------------------------- ------------------------------------- ------------- ------------------
Marean                           20,205       Gridding, TDEM,                                         53,818.66
                                              Lithogeochem
                                                                                    54,000
----------------- --------------------------- ------------------------------------- ------------- ------------------
                                  54,652      Expenditures   on  previously   held       --                --
                                              properties in area

----------------- --------------------------- ------------------------------------- ------------- ------------------
Total                      $1,908,577                                               $500,000      $336,282.66
----------------- --------------------------- ------------------------------------- ------------- ------------------

*    Minimum required expenditures for recovery of PDC Payments in lieu of work.
 (c) The cost of any required insurance, deductibles, or retention amounts shall be charged to the Joint Account.